SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INTERSIL CORPORATION

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DEAR FELLOW SHAREHOLDER:

Intersil Corporation, a Delaware corporation (“Intersil” or the “Company”), will hold a Special Meeting of Shareholders (the “Special Meeting”), at Intersil’s corporate headquarters located at 1001 Murphy Ranch Road, Milpitas, CA 95035 on October 6, 2009 at 8:00 a.m. Pacific Time. At this meeting you will be asked to vote on two proposals which were unanimously approved by Intersil’s Board of Directors.

The first proposal is to approve an amendment to Intersil’s 2008 Equity Compensation Plan to increase the number of shares authorized for issuance under the plan. The increase in the number of shares available under the plan is necessary in order to ensure we have enough shares available to issue to new hires and key employees during the next two years.

The second proposal is critical for Intersil to retain key employees that are necessary for us to meet future business goals. This proposal is to approve an offer to eligible Intersil employees (excluding Intersil’s Board of Directors and executive officers) to exchange stock options that have a strike price substantially above Intersil’s current stock price for new stock options covering a smaller number of shares and having a strike price equal to Intersil’s stock price on the date the new options are granted. We believe that the proposed stock option exchange program will retain and motivate key employees throughout the company, and will align our employees’ interests with those of our shareholders. In addition, the stock option exchange program will reduce outstanding stock option “overhang” and allow the company to recapture value from accounting compensation costs.

Intersil has become one of the fastest growing high performance analog companies in the semiconductor industry. Consequently, it is vital that we continue to utilize equity grants with retention value to motivate our engineering, operations and sales teams to design, manufacture and sell high performance analog products that build upon our exceptional track record.

In this proxy statement, you will find more information regarding Intersil’s proposals which I highlighted above. Our Board of Directors and I encourage you to vote to approve the proposals. The approval of the proposals will enable Intersil to maintain a workforce which has the competencies necessary to succeed in this increasingly competitive industry.

Your vote is important. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. Please bear in mind that the proposals specified above are not considered routine matters, and, consequently, if your shares are held by your broker in “street name” and you do not instruct your broker how to vote your shares, your broker will not be able to vote your shares at this meeting.

We look forward to seeing you at the Special Meeting and we appreciate your support and continued interest in Intersil Corporation.

David B. Bell	Milpitas, California
Chief Executive Officer, President and Director	August 27, 2009

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:	Tuesday, October 6, 2009
Time:	8:00 a.m. Pacific Time
Place:	Intersil Corporation’s Headquarters, 1001 Murphy Ranch Road, Milpitas, California 95035

Purpose of the Meeting:

1.	To approve an amendment to Intersil’s 2008 Equity Compensation Plan to increase the number of shares authorized for issuance to 17,300,000 shares, an increase of 5,000,000 shares.

2.	To approve an employee stock option exchange program and an amendment to Intersil’s 2008 Equity Compensation Plan to permit the stock option exchange program and increase the number of shares authorized for issuance under the Plan by an additional 2,989,114, the amount needed to implement the stock option exchange program.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Whether or not you plan to attend the Special Meeting, please cast your vote as instructed in the Notice of Availability of Proxy Materials.

You are entitled to vote if you were a shareholder at the close of business on August 14, 2009.

Your vote is important. Whether or not you plan to attend the Special Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, by telephone, or by requesting and mailing a proxy card. Voting by proxy will ensure your representation at the Special Meeting if you do not attend in person. Please review the instructions on the Notice of Availability of Proxy Materials concerning each of these voting options. Should you receive more than one Notice of Availability of Proxy Materials, please be sure to vote in response to each proposal so that all your shares will be voted. If your shares are held of record by a broker, bank, or other nominee, you will not be able to vote in person at the Special Meeting unless you first obtain a ballot issued in your name from the record holder which you may receive by declaring your intention to vote in person on the website designated in the Notice of Internet Availability of Proxy Materials.

If you are not certain that you will attend the Special Meeting in person, please promptly complete the proxy online, or by telephone, or request and complete and return a paper proxy, each in accordance with the instructions provided in the Notice of Availability of Proxy Materials. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Special Meeting.

By Order of the Board of Directors

Thomas C. Tokos	Milpitas, California
Senior Vice President, General Counsel and Secretary	August 27, 2009

Admittance to the Special Meeting will be limited to shareholders eligible to vote or their authorized representative(s). Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted only upon proof of ownership.

INTERSIL CORPORATION

1001 MURPHY RANCH ROAD

MILPITAS, CA 95035

PROXY STATEMENT

The Notice of Availability of Proxy Materials is being mailed, beginning on or about August 27, 2009, to owners of shares of Intersil Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the Special Meeting. This Proxy Statement and an online voting mechanism are being published on the Internet on the same date. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Special Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Special Meeting.

The enclosed proxy is being solicited by the Company upon the order of the Board of Directors and the costs incurred in conjunction with such solicitation will be borne by the Company. The costs of solicitation include the charges of brokerage houses and their custodians, nominees or fiduciaries for forwarding documents to shareholders. The Company also intends to hire a proxy solicitation firm at a standard industry rate. In addition, proxies may be solicited by mail, in person, by telephone or fax by certain of our officers, directors and regular employees.

CONTENTS

Page
Voting Procedures	1
Approval of Amendment to 2008 Equity Compensation Plan to Increase Authorized Shares (Proposal 1 on Proxy Ballot)	2
Approval of Employee Stock Option Exchange Program and Amendment to 2008 Equity Compensation Plan Permitting the Stock Option Exchange Program (Proposal 2 on Proxy Ballot)	3
Submission of Shareholder Proposals and Director Nominations	18
Compensation Discussion and Analysis	18
Executive Compensation	24
Security Ownership of Certain Beneficial Owners and Directors and Officers	37
Householding	38
Other Business	38
Exhibit A— Intersil Corporation 2008 Equity Compensation Plan (as amended)	1

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Special Meeting if you are present or represented by proxy. Whether or not you plan to attend the Special Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most shareholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your Notice of Availability of Proxy Materials as was forwarded by your bank, broker or other holder of record to see which options are available to you. Proxies submitted by telephone or the Internet must be received by 12:00 midnight, EDT, on Monday, October 5, 2009.

You may revoke your proxy at any time before it is voted at the Special Meeting by (a) giving written notice to the Secretary of the Company, (b) submitting a proxy bearing a later date, or (c) casting a ballot at the Special Meeting. Properly executed proxies that are received before the Special Meeting’s adjournment will be voted in accordance with the directions provided. If you submit a proxy without providing directions, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

Who can vote? Shareholders of record as of the close of business on August 14, 2009 are entitled to vote. On that day, [            ] shares of Class A Common Stock were outstanding and eligible to vote. A list of shareholders eligible to vote will be available at the headquarters of Intersil Corporation, located at 1001 Murphy Ranch Road, Milpitas, CA, 95035, beginning September 22, 2009. Shareholders may examine this list during normal business hours for any purpose relating to the Special Meeting.

How does the Board recommend I vote? The Board recommends a vote “FOR” the approval of an amendment to the Company’s 2008 Equity Compensation Plan to increase the number of shares authorized for issuance to 17,300,000, an increase of 5,000,000 shares (Proposal 1) and “FOR” the approval of an employee stock option exchange program and an amendment to the Company’s 2008 Equity Compensation Plan to permit the stock option exchange program (Proposal 2).

What shares are included in the proxy card? The proxy card represents all the shares of Class A Common Stock registered to your account. Each share is entitled to one vote on each matter presented at the Special Meeting.

Can I vote if my shares are held in “street name”? If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, so you should review the vote instruction form sent to you by your bank or brokerage firm to find a method of providing your voting instructions that is convenient for you. If your bank or brokerage firm does not receive voting instructions from you on how to vote your shares on the proposals, your bank or broker will not be allowed to vote your shares because the proposals are “non-routine matters.”

What constitutes a “quorum”? The Special Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Abstentions will be counted for purposes of determining whether a quorum has been reached. Shares held by banks or brokerage firms will not be counted for purposes of determining whether a quorum has been reached if the bank or brokerage firm does not vote “FOR,” “AGAINST” or “ABSTAIN.” If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What is the voting requirement to approve the proposals? The affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote at the Special Meeting is required to approve the proposals.

How are the votes counted? Each share of common stock will be counted as one vote on each matter properly brought before the meeting. Abstentions are counted in tabulations of the votes cast by shareholders on the proposals and will have the effect of a negative vote.

Who will count the vote? Broadridge Financial Solutions, Inc. will tally the vote, which will be certified by an Inspector of Elections.

Is my vote confidential? Proxies, ballots and voting tabulations are available for examination only by the Inspector of Elections and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Inspector of Elections and except as may be required by law.

Why am I being asked to review materials on-line? In accordance with the SEC’s rules, the Company is furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. Because you received a Notice of Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. We anticipate that the Notice of Availability of Proxy Materials will be mailed to shareholders on or about August 27, 2009.

PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE INTERSIL CORPORATION 2008 EQUITY

COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 17,300,000

SHARES, AN INCREASE OF 5,000,000 SHARES.

The Board of Directors has approved, subject to shareholder approval, an amendment to increase the number of shares of Common Stock authorized for issuance under the Intersil Corporation 2008 Equity Compensation Plan, as amended and restated from time to time (the “2008 Plan”) by 5,000,000 shares to a total of 17,300,000 shares. As of the date of this Proxy Statement, 12,300,000 shares are reserved for issuance under the 2008 Plan and approximately              of these shares remain available for future awards. If this Proposal is approved by our shareholders, approximately              shares will be available for awards under the 2008 Plan. The 2008 Plan was approved by the Board of Directors on February 20, 2008 and by our shareholders on May 7, 2008. The affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote on this Proposal is required for its approval.

A summary description of the 2008 Plan, as well as the federal income tax consequences of participating in the 2008 Plan, are included below in Proposal 2. The summary of the 2008 Plan is qualified in its entirety by the full text of the 2008 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

In addition to the shares being requested in this Proposal 1, if Proposal 2 is approved there will be an additional 2,989,114 shares available for grant under the 2008 Plan. Such additional shares, however, will be used solely in connection with the Option Exchange Program (as defined in Proposal 2 below) and, to the extent not used (or if forfeited), will be cancelled and will not be available for future grant under the 2008 Plan.

The Board of Directors believes that the proposed amendment to the 2008 Plan will permit the Company to continue to offer a competitive compensation package.

The Board of Directors recommends that the shareholders vote “FOR” the amendment to the Intersil Corporation 2008 Equity Compensation Plan.

PROPOSAL 2—APPROVAL OF AN EMPLOYEE STOCK OPTION EXCHANGE PROGRAM AND AN AMENDMENT

TO THE COMPANY’S 2008 EQUITY COMPENSATION PLAN TO PERMIT THE EMPLOYEE STOCK OPTION

EXCHANGE PROGRAM

Overview

On June 17, 2009, the Board of Directors granted to the Compensation Committee of the Board of Directors (the “Compensation Committee”) the authority to implement, subject to shareholder approval at this Special Meeting, an employee stock option exchange program (the “Option Exchange Program”). Our executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “executive officers”) and our Board of Directors are not eligible to participate in the Option Exchange Program.

Highlights of the Option Exchange Program are described in the table below. A more detailed description of each aspect of the program follows this table:

Design Feature	Description of Design Features
Type of Program	The Option Exchange Program is an option-for-option exchange program under which eligible employees will be given the opportunity to exchange certain old stock options for new stock options covering a smaller number of shares and having a market value strike price on the date the actual exchange takes place.

Participation	Our Board of Directors and our executive officers would be excluded from participating in the program. All other employees, both domestically and internationally, will be eligible to participate; however, Intersil may consider excluding employees in certain countries due to limited option holders or local regulations that make it difficult and/or costly for such employees to participate.

Threshold Price	Shortly before the commencement of the Option Exchange Program, the Compensation Committee will establish the minimum strike price an option must have in order to be eligible to be exchanged. We expect this threshold price to be $18.00, which represents a { }% premium above the closing price of our Common Stock on the date immediately preceding this Proxy Statement. In no event will the price be below our Common Stock’s highest trading price during the 52 weeks preceding the expected commencement date of the Option Exchange Program.

Value-Neutral	The Option Exchange Program is structured to be value-neutral. We anticipate additional stock expense to be less than 1% of our typical annual stock-based expense.

Exchange Ratios

The Option Exchange Program will have 3 exchange tiers with the following exchange ratios:

•     Options with strike prices between $18.00 and $27.99 – 2.5:1 exchange ratio

•     Options with strike prices between $28.00 and $29.99 – 3.5:1 exchange ratio

•     Options with strike prices between $30.00 and $35.99 – 6.5:1 exchange ratio

•     Options with a strike price equal to or above $36.00 will be excluded from the Option Exchange Program as they have virtually no value and are set to expire within the next year.

Treatment of Underlying Cancelled Options	Shares underlying stock options that are exchanged in connection with the Option Exchange Program will be cancelled and will not be available for future grants.

Vesting

The vesting of stock options granted in connection with the Option Exchange Program is designed to maximize the retention value of those stock options. The two vesting schedules that will be used are as follows:

•     Stock options received in exchange for stock options that are fully vested or have less than 1 year vesting remaining will vest over three years at the rate of one-third on the first anniversary of the grant date and then in equal quarterly installments over the remaining two year vesting term of the New Option. This represents     % of eligible options for the Option Exchange Program

•     Stock options received in exchange for stock options with greater than 1 year of vesting remaining will vest over four years at the rate of one-fourth on the first anniversary of the grant date and then in equal quarterly installments over the remaining three year vesting term of the New Option. This represents     % of eligible options for the Option Exchange Program.

Term	Stock options granted in the Option Exchange Program will have a term of 7 years.

Under the Option Exchange Program, each eligible employee of the Company who holds an option (an “Old Option”) to purchase the Company’s Common Stock issued under the Company’s 1999 Equity Compensation Plan, as amended and restated from time to time (the “1999 Plan”), or the Company’s 2008 Equity Compensation Plan, as amended and restated from time to time (the “2008 Plan”), and together with the 1999 Plan, (the “Plans”) that has a strike price equal to or greater than the “Threshold Price” defined below, may surrender Old Options in exchange for a new option (the “New Option”) covering a smaller number of shares of Common Stock (as determined in accordance with the exchange ratios established by the Compensation Committee) with a strike price equal to the closing price of a share of the Company’s Common Stock on the NASDAQ Global Select Market on the date the New Option is granted. The “Threshold Price,” which is the lowest exercise price at which Old Options will be eligible for exchange, is expected to be $18.00, and in no event will be less than the highest closing price of the Company’s Common Stock on the NASDAQ Global Select Market during the 52-week period preceding the date the exchange period commences. An expected threshold price of $18.00 was chosen because it represents approximately a 30% premium over the closing price of the company’s Common Stock as of the date immediately prior to this Proxy Statement, which ensures that only Old Options with strike prices that significantly exceed the value of our Common Stock will be eligible to be exchanged. The closing sales price for the Company’s Common Stock on the date immediately prior to this Proxy Statement was $            .

The New Options will be granted on a date that will be determined by the Compensation Committee and is expected to be within seven calendar days following the last day of the exchange period under the Option Exchange Program. All New Options will have a term of seven years from the date of grant and will become vested and exercisable according to one of two vesting schedules, depending on the vesting status of the Old Options for which they were exchanged. New Options received in exchange for Old Options that are either fully vested or are scheduled to be fully vested within one year after the grant date of the New Options will vest over three years at the rate of one-third on the first anniversary of the grant date and then in equal quarterly installments over the remaining two year vesting term of the New Option. New Options received in exchange for Old Options that are not scheduled to be fully vested within one year after the grant date of the New Options will vest over four years at the rate of one-fourth on the first anniversary of the grant date and then in equal quarterly installments over the remaining three year vesting term of the New Option.

For example, if an eligible employee receives a New Option covering 120 shares on November 1, 2009 in exchange for Old Options that are fully vested when the exchange period commences, the New Option will become vested and exercisable with respect to:

•	40 shares on November 1, 2010; and

•	10 shares on each of January 31, 2011, April 30, 2011, July 31, 2011, October 31, 2011, January 31, 2012, April 30, 2012, July 31, 2012 and October 31, 2012.

As of the record date of this Proxy Statement, approximately     % of the options eligible to participate in the Option Exchange Program are either fully vested or are scheduled to be fully vested within one year after the expected grant date of the New Options, and approximately     % of the options eligible to participate in the Option Exchange Program are not scheduled to be fully vested within one year after the expected grant date of the New Options.

No shares underlying Old Options that are cancelled in connection with the Option Exchange Program will be returned to the Plans or made available for future grants.

The Option Exchange Program is designed so that the fair value of the New Options received will equal approximately the fair value of the Old Options for which they were exchanged. To the extent that the value of the New Options received exceeds the value of the Old Options for which they were exchanged, the Company will recognize an additional expense on its financial statements for stock-based compensation. While it is our goal for the Option Exchange Program to be value neutral from an accounting perspective, we expect to recognize a small accounting charge in connection with the Option Exchange Program (which we anticipate will total less than 1% of the overall annual stock-based compensation expenses that we will recognize over the service period of the New Options. We expect to recognize this expense because the accounting value of the Old Options, within each of the three exchange tiers that will be used (each of which is described below), may vary slightly due to certain factors such as strike price and expiration dates, while all Old Options within the same exchange tier will be subject to the same exchange ratio. The difference in value between Old Options within an exchange tier is minimal, but is expected to result in the recognition of a small amount of additional stock-based compensation expense over the service term of the New Options. The exchange ratios will be based on the strike price of the Old Options and will be as follows:

•

Exchange Tier 1 - Old Options with a strike price equal to or greater than the Threshold Price (which is expected to be $18.00) but less than $28.00 will have an exchange ratio of 2.5:1 (meaning that for every 2.5 shares underlying an Old Option that is surrendered, a New Option covering one share will be granted).

•

Exchange Tier 2 - Old Options with a strike price equal to or greater than $28.00 but less than $30.00 will have an exchange ratio of 3.5:1 (meaning that for every 3.5 shares underlying an Old Option that is surrendered, a New Option covering one share will be granted).

•

Exchange Tier 3 - Old Options with a strike price equal to or greater than $30.00 but less than $36.00 will have an exchange ratio of 6.5:1 (meaning that for every 6.5 shares underlying an Old Option that is surrendered, a New Option covering one share will be granted).

These exchange ratios will not be altered unless a dramatic change in our stock price occurs between the date of this Proxy Statement and the commencement of the Option Exchange Program. In such an event, the exchange ratios will be modified so that the value of New Options received will equal approximately the value of the Old Options for which they were exchanged.

To the extent that an eligible employee would otherwise be entitled to receive a New Option covering a fraction of a share, the number of shares underlying the New Option will be rounded down to the nearest whole number.

Old Options with a strike price equal to or greater than $36.00 will be excluded from the Option Exchange Program because these options have little value and are set to expire within one year after the expected grant date of the New Options. In addition, the Compensation Committee may decide to exclude employees residing outside of the United States from participating in the Option Exchange Program, depending on the tax and securities laws of their home country, as well as the number of option holders in such country. This determination will be made by the Compensation Committee prior to the commencement of the exchange period.

Approval of this Proposal will also constitute an approval of an amendment to the 2008 Plan to increase the number of shares authorized for issuance under the 2008 Plan by an additional 2,989,114 shares, which is the maximum number of shares that may be issued in connection with New Options (assuming a Threshold Price of $18.00 and that all eligible Old Options are cancelled in connection with the Option Exchange Program). These shares will be available for use only in connection with the Option Exchange Program, and if not used, will be cancelled and unavailable for future issuance.

Shareholder approval is required for this Proposal under the NASDAQ Global Select Market rules, as well as by the terms of the Plans. The affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote on this Proposal is required for its approval. If approved by the shareholders, the Option Exchange Program will commence at a time determined by the Compensation Committee, but no later than twelve months after the date of shareholder approval. Even if this Proposal is approved by our shareholders, the Compensation Committee will retain the authority, in its discretion, not to commence the Option Exchange Program or to terminate or postpone the Option Exchange Program at any time prior to the expiration of the exchange period under the Option Exchange Program. If the Company’s shareholders do not approve this Proposal, the Option Exchange Program will not take place.

As of August 14, 2009, approximately     %, or              options, of the outstanding stock options held by our current employees (other than executive officers and directors, who will not be eligible to participate in the Option Exchange Program) were “underwater”, meaning that the options had exercise prices greater than our stock price on such date. Of these options, approximately     %, or              options, are eligible for exchange in the Option Exchange Program. The weighted average exercise price of these eligible underwater options was $             per share as compared to a $             closing sales price of our Common Stock on the NASDAQ Global Select Market on August 14, 2009. These eligible underwater stock options create an equity award overhang to our shareholders of              shares and do not provide meaningful retention or incentive value to our employees.

The Board of Directors believes that the Option Exchange Program will enhance long-term shareholder value by improving our ability to retain and provide incentives to our non-executive officer employees. Stock options have been, and continue to be, a key part of our employee compensation and incentive programs and are designed to motivate and reward employee performance and results.

If our shareholders do not approve the Option Exchange Program, the Old Options will remain outstanding in accordance with their existing terms. The Company will continue to recognize compensation expense for the Old Options to the extent they are unvested even though such Old Options may have little or no retention or incentive value.

Reasons for the Option Exchange Program

The global economic downturn has impacted Intersil’s revenues and profitability and the broader semiconductor industry as a whole. However, we have taken several steps to help manage our costs and ultimately, increase our stock price. Actions taken include:

•	reducing our overall headcount;

•	freezing salaries for employees;

•	implementing a mandatory time-off program for employees;

•	providing no cash bonus payments to any employees during the last six months of 2008 and

•	significantly reducing cash bonus payments to employees for the first six months of 2009 and eliminating them for all vice president level employees and executives.

Our equity program is intended to attract, retain and motivate key employees. Despite our efforts to manage costs, our stock price has experienced a significant decline since the third quarter of 2008 which has resulted in our employees holding a substantial number of underwater stock options, limiting the retention value of the overall program. For example, the closing price of our Common Stock on the NASDAQ Global Select Market on August 14, 2009 was $            , whereas, the weighted average strike price of all outstanding options held by our employees was $            . As of August 14, 2009, approximately     % of outstanding stock options held by our employees were underwater. These underwater stock options have many negative effects on the Company and on our equity compensation program, including limiting the retention and incentive value of the overall program. Additionally, even though many of these stock options may never be exercised because they are significantly underwater, we must continue to recognize an expense for them to the extent they are unvested.

The Option Exchange Program is designed to increase the retentive and incentive value of our equity compensation program without incurring significant additional stock-based compensation expense as we have structured the exchange program to balance both shareholder and employee interests. We believe the Option Exchange Program will enhance the retentive value of our employee equity awards by providing employees with options with market value strike prices. We believe shareholders also benefit because the retention of key employees positively impacts the company’s growth, operations and ability to meet future business goals. Additionally, exchange ratios are structured such that employees have to turn in more options than they receive in return which will reduce our overall dilution, which also benefits our shareholders.

By implementing the Option Exchange Program, we will be able to grant New Options with a market value exercise price that will help retain and motivate our current employees and align their interests with those of our shareholders. In addition, we will be able to cancel surrendered Old Options that are not providing any meaningful retention or incentive value.

Alternatives Considered

When considering how best to continue to motivate, retain and reward our employees who have underwater options, we considered the following alternatives:

1.	Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our equity overhang and would not provide significant long term incentives or retentive value.

2.	Grant additional equity awards. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would substantially increase our equity overhang, and the potential overall dilution to our shareholders and would require us to recognize additional stock-based compensation expenses.

3.	Exchange options for cash. We also considered implementing a program to exchange underwater stock options for cash payments. However, an exchange program for cash would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value and would not provide the “commitment” from the employees desired and achieved by our equity compensation program.

4.	Exchange options for restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units. However, in order to ensure that the exchange program is approximately expense-neutral from an accounting perspective, the exchange ratios for an options-for-restricted stock units exchange program would need to be substantially higher than for an options-for-options exchange program (i.e., fewer replacement awards granted). Thus, we believe that employee participation in an options-for-restricted stock units exchange program would be significantly lower than with an options-for-options exchange program and therefore the program would not achieve the desired motivation and retention results.

The Option Exchange Program

We also considered implementing a program to exchange underwater options for replacement options and determined this to be the most favorable choice for employees, the company and shareholders. We determined that a program under which our employees could exchange stock options with higher strike prices for a lesser number of stock options with a market value strike price was the most attractive alternative for a number of reasons, including the following:

1.	The options for options Option Exchange Program offers a rational and appropriately meaningful incentive for our eligible employees. Under the Option Exchange Program, participating employees will surrender eligible underwater options for replacement options covering fewer shares with a lower exercise price and which will fully vest in either three or four years depending on the vesting schedule of the forfeited grants. We believe the value for value exchange ratios available in an options for options exchange are appropriately meaningful to encourage significant participation from our employees.

2.	The exchange ratio will be calculated to return value to our shareholders. We have calculated the exchange ratios to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are exchanged, which we believe will have no significant adverse impact on our reported earnings. We believe this combination of fewer shares subject to options with lower exercise prices, granted with no expected significant adverse impact on our reported earnings, together with a new 36-month minimum vesting requirement, represents a rational and balanced Option Exchange Program with the potential for a significant positive impact on employee retention, motivation and performance. Additionally, stock options will provide value to employees only if the Company’s share price increases over time thereby aligning employee and shareholder interests.

3.	The Option Exchange Program will reduce our equity award overhang. Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the employee who holds them leaves the Company. An exchange, such as the Option Exchange Program, will reduce our overhang while eliminating the ineffective options that are currently outstanding. Because employees who participate in the Option Exchange Program will receive the lesser number of replacement options in exchange for their surrendered eligible options, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang. Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 8.4 million shares will be surrendered and cancelled, while replacement options covering approximately 3.0 million shares will be granted, resulting in a net reduction in the equity award overhang by approximately 5.4 million shares. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

4.	Members of our board and executive officers will not be eligible to participate in the Option Exchange Program. Although our directors and members of the executive leadership team, which includes our named executive officers and certain other designated senior officers, also hold options that are significantly underwater, they will not be eligible to participate in the program. Specifically excluded from participation in the Option Exchange Program will be all members of the Board of Directors and all Section 16 Officers which includes David B. Bell, CEO; Jonathan Kennedy, CFO; Thomas Tokos, Senior Vice President, General Counsel and Secretary; Susan Hardman, Senior Vice President, Analog and Mixed Signal Products Group; Peter Oaklander, Senior Vice President, Power Management Products Group; Sagar Pushpala, Senior Vice President, Worldwide Operations and Technology; David Loftus, Senior Vice President, Worldwide Sales and Marketing and Vern Kelley, Senior Vice President, Human Resources.

5.	The vesting schedule of the new Options will be significantly greater than the vesting period remaining on old Options. Options being exchanged that were fully vested or had less than one year from the date of the exchange to complete its vesting will now be replaced by a new options covering fewer shares that have a three year vesting schedule. Options with greater than one year left to vest will be exchanged for new options covering fewer shares that vest over four years, thus increasing the retentive value of the options.

Overall, we believe that this Option Exchange Program will be favorable for both the Company and our shareholders; however, there are some potentially negative effects. For example, although the Option Exchange Program is designed so that the value of the New Options received will equal the value of the Old Options for which they were exchanged, we expect to recognize an insignificant amount of additional stock-based compensation expense as a result of the Option Exchange Program. This compensation expense will vary depending on a number of factors, including the number of Old Options exchanged for New Options and the strike price of the New Options, but is expected to be less than 1% of our annual stock-based compensation expense recognized over the lesser of the requisite service period or the vesting period of the New Options (assuming that all eligible Old Options are exchanged and that the per share exercise price of New Options is not greater than $18.00). We believe that the incremental stock-based compensation expense recognized in connection with the Option Exchange Program will be less than the stock-based compensation expense the Company would recognize if it had decided to grant a meaningful number of additional stock options to those employees currently holding eligible Old Options. Additionally, the likelihood that the New Options will be exercised will increase because the New Options will be issued at a current market price, which could have the effect of greater dilution of shares for our shareholders. Finally, we will incur legal and accounting expenses to undertake the Option Exchange Program.

Implementing the Option Exchange Program

We have not commenced the Option Exchange Program and will not do so unless our shareholders approve this Proposal. If we receive shareholder approval of this Proposal, the Option Exchange Program will commence at a time determined by the Compensation Committee with terms materially similar to those described in this Proposal, but no later than twelve months after the date of shareholder approval. However, even if this Proposal is approved by our shareholders, the Compensation Committee will retain the authority, in its discretion, not to commence the Option Exchange Program or to terminate or postpone the Option Exchange Program at any time prior to the expiration of the exchange period under the Option Exchange Program. It is currently anticipated that the Option Exchange Program will commence as promptly as practicable following approval of this Proposal by our shareholders.

If the Option Exchange Program commences, eligible employees holding eligible Old Options would receive written materials (the “Offer to Exchange”) explaining the precise terms and timing of the Option Exchange Program. Employees would be given at least 20 business days (or such longer period as the Compensation Committee chooses to keep the Offer to Exchange open) to elect to exchange some or all of their eligible Old Options for New Options on an option-by-option basis based on the strike price of the Old Options. Eligible employees will not be permitted to exchange a portion of a given eligible grant (instead of all). However, eligible employees will be permitted to exchange some, but not all, of their eligible grants. Eligible employees will make this election by completing an online election form. Instructions on how to access this form will be provided to them as part of the Offer to Exchange. Employees will be required to make this electronic election prior to the expiration of the exchange period under the Option Exchange Program.

After the Offer to Exchange is closed, eligible Old Options that were surrendered for exchange will be cancelled, and on the New Option grant date, the Compensation Committee will approve grants of New Options to participating employees in accordance with the applicable exchange ratios. All shares underlying surrendered Old Options will be cancelled and no such shares will be available for future grant. All New Options will be issued under the 2008 Plan and will be subject to the terms of such plan, as well as the terms of the option grant.

At or before commencement of the Option Exchange Program, we will file the Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO. Employees, as well as shareholders and members of the public, will be able to obtain the Offer to Exchange and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov or from the Company’s website at www.intersil.com.

If you are both a shareholder and an eligible employee holding eligible Old Options, please note that voting to approve the Option Exchange Program does not constitute an election to participate in the Option Exchange Program.

Key Terms of the Option Exchange Program

Eligible Employees. All employees of the Company, other than our executive officers, are “eligible employees” for the purposes of the Option Exchange Program. The Option Exchange Program will not be available to our Board members, consultants or former employees. In addition, the Compensation Committee may decide to exclude employees outside of the United States from participating in the Option Exchange Program, depending on the tax and securities laws of their home countries, as well as the number of option holders in such countries. This determination will be made by the Compensation Committee prior to the commencement of the exchange period. As of August 14, 2009, we have approximately          eligible employees holding eligible Old Options, assuming a Threshold Price of $18.00.

Individuals who are Company employees on the date that the Option Exchange Program is commenced will be eligible to participate, but they will need to remain continuously employed by the Company through the New Option grant date if they are to receive New Options. If an employee has elected to participate in the Option Exchange Program but is no longer an employee (for any reason) on the New Option grant date, then he or she will not receive New Options and the tendered Old Options will be returned to the employee and will remain subject to the terms of the applicable Plan and option grant.

Eligible Options. To be eligible for exchange under the Option Exchange Program, an Old Option must be outstanding and have a per share strike price equal to or greater than the Threshold Price, which is expected to be $18.00, and in no event will be less than the highest closing price of the Company’s Common Stock on the NASDAQ Global Select Market during the 52-week period preceding the date the exchange period commences, but less than $36.00.

Exchange Ratio. Three different exchange ratios will be utilized in connection with the Option Exchange Program, based on the exercise price of the Old Options. The exchange ratios were designed so that the value of the New Options received will equal approximately the value of the Old Options for which they were exchanged. In determining the exchange ratios, the Company utilized valuation models to calculate the estimated value of Old Options and the estimated value of New Options after the exchange. The valuation models took into account various factors, including the current and estimated future fair market value of our Common Stock, the weighted average exercise price of the eligible Old Options, the estimated weighted average remaining terms of the eligible Old Options and New Options, prevailing interest rates and the historical volatility of the Company’s stock price. The exchange ratios will be as follows:

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Old Options with a strike price equal to or greater than the Threshold Price (which is expected to be $18.00) but less than $28.00 will have an exchange ratio of 2.5:1 (meaning that for every 2.5 shares underlying an Old Option that is exchanged, a New Option covering one share will be granted). For example, if an eligible employee exchanges an Old Option covering 100 shares with a per share exercise price of $25.00, he or she would receive a New Option covering 40 shares.

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Old Options with a strike price equal to or greater than $28.00 but less than $30.00 will have an exchange ratio of 3.5:1 (meaning that for every 3.5 shares underlying an Old Option that is exchanged, a New Option covering one share will be granted). For example, if an eligible employee exchanges an Old Option covering 105 shares with a per share exercise price of $29.00, he or she would receive a New Option covering 30 shares.

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Old Options with a strike price equal to or greater than $30.00 but less than $36.00 will have an exchange ratio of 6.5:1 (meaning that for every 6.5 shares underlying an Old Option that is exchanged, a New Option covering one share will be granted). For example, if an eligible employee exchanges an Old Option covering 130 shares with a per share exercise price of $35.00, then he or she would receive a New Option covering 20 shares.

The exchange ratios described above were designed to reflect the relatively lower value of eligible Old Options with strike prices significantly above current market value, and the correspondingly higher value of eligible Old Options with a lower strike price. Since an eligible Old Option with a high strike price is worth less than an Old Option with a strike price closer to the current trading price of our Common Stock (assuming a corresponding expiration date), an eligible Old Option with a high strike price is exchangeable for a New Option covering relatively fewer shares than an eligible Old Option with a low exercise price.

The following table summarizes information regarding the Old Options eligible for exchange in the Option Exchange Program, as of August 14, 2009, and assumes a Threshold Price of $18.00:

Exercise Price of Old Options	Number of Shares Underlying Old Options	Weighted Average Exercise Price of Old Options	Weighted Average Remaining Life of Old Options	Maximum Number of Shares Underlying New Options that May be Granted Upon Surrender of Old Options	Maximum Number of Shares Underlying Future Awards (including New Options) that May be Granted Utilizing Shares Underlying Surrendered Old Options
$18.00 - $27.99	5,719,245		3.78	2,287,698
$28.00 - $29.99	2,194,732		3.34	627,066
$30.00 - $35.99	483,275		2.76	74,350
Total	8,397,252		XX.XX

Election to Participate. Participation in the Option Exchange Program will be voluntary. As described under the heading “Implementing the Option Exchange Program”, eligible employees will be permitted to exchange some or all of their eligible Old Options for New Options on an option-by-option basis based on the strike prices of the Old Options being exchanged.

Strike Price of New Options. All New Options will be granted with a strike price equal to the closing sale price of the Company’s Common Stock on the New Option grant date as reported by the NASDAQ Global Select Market.

Term. Each New Option will have a term of seven years from the date of grant.

Vesting Schedule. The New Options will vest over three or four years, depending on the vesting status of the Old Options for which they were exchanged. New Options received in exchange for Old Options that were either fully vested or are scheduled to be fully vested within one year after the grant date of the New Options will vest over three years at the rate of one-third on the first anniversary of the grant date and then in equal quarterly installments over the remaining two year vesting term of the New Option. New Options received in exchange for Old Options that are not scheduled to be fully vested within one year after the grant date of the New Options will vest over four years at the rate of one-fourth on the first anniversary of the grant date and then in equal quarterly installments over the remaining three year vesting term of the New Option.

Treatment of Cancelled Options. All shares underlying Old Options that are cancelled in connection with the Option Exchange Program will be cancelled and none of these shares will be available for future grants.

Summary of U.S. Federal Income Tax Consequences of the Option Exchange. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax considerations to participating employees will be provided in the Offer to Exchange. We believe the exchange of eligible Old Options for New Options pursuant to the Option Exchange Program should be treated as a non-taxable exchange and neither we nor any of our participating employees should recognize any income or loss for U.S. federal income tax purposes upon the surrender of eligible Old Options and the grant of New Options. However, the tax consequences of the Option Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of eligible Old Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

Accounting Treatment. Under SFAS No. 123(R), the exchange of options under the Option Exchange Program is treated as a modification of the existing options. Accordingly, we will be required to recognize in our financial statements the “incremental compensation cost”, if any, of the New Options. The “incremental compensation cost”, if any, will be measured as the excess, if any, of the fair value of the New Options granted to employees in exchange for surrendered Old Options, measured as of the date such New Options are granted, over the fair value of the Old Options surrendered in exchange for such New Options, measured immediately before the exchange. The Option Exchange Program has been designed so the value of New Options received approximately equals the value of the Old Options for which they were exchanged. As such, we expect that the incremental compensation cost that we will recognize for financial reporting purposes as a result of the Option Exchange Program will be insignificant, totaling less than 1% of the stock-based compensation expenses that we will recognize over the lesser of the requisite service period or the vesting period of the New Options (assuming that all eligible Old Options are exchanged and that the per share strike price of New Options is not greater than $18). The incremental and remaining compensation expense associated with the Option Exchange Program will be recognized over the service period of the New Options. Generally, if any portion of the New Option awards granted is forfeited prior to the completion of the service condition due to termination of employment, the compensation cost for the forfeited portion of the New Option award will not be recognized.

Potential Modification to Option Exchange Program

The terms of the Option Exchange Program will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. Changes in the terms of the Option Exchange Program also may be required for tax purposes for participants in the United States or outside of the United States, as the tax treatment of the Option Exchange Program is not entirely certain. In addition, although the Compensation Committee reserves the right to amend the terms of the Option Exchange Program to take into account a change in circumstances, it will not change the material terms of the Option Exchange Program (e.g., the term, vesting schedule and exercise price of New Options, the treatment of shares underlying cancelled Old Options, excluding executive officers and directors from participating, utilizing a Threshold Price that is above the highest closing price of the Company’s Common Stock on the NASDAQ Global Select Market during the 52-week period preceding the date the exchange period commences or utilizing exchange ratios that are designed to be expense neutral to our shareholders).

New Plan Benefits

Because an eligible employee’s decision as to whether to participate in the Option Exchange Program is completely voluntary and subject to a number of factors outside our control, such as fluctuations in the Company’s stock price, we are not able to predict who or how many employees will elect to participate, how many Old Options will be surrendered for exchange or the number of New Options that may be issued if this Proposal is adopted and the Option Exchange Program is implemented. Based on the assumptions described above, including an assumed Threshold Price of $18.00, the maximum number of shares underlying Old Options that could be cancelled is 8,397,252 shares and the maximum number of shares underlying New Options that would be granted in exchange for these cancelled options is 2,989,114 shares. In addition, because the Compensation Committee has the discretion to grant awards under the 2008 Plan, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by executive officers, employees and directors under the 2008 Plan.

Shareholder Considerations

We are unable to predict the precise impact of the Option Exchange Program on our shareholders because we are unable to predict how many employees or which employees will exchange their eligible Old Options. The Option Exchange Program was designed to be expense-neutral (see “Accounting Treatment” above) to our shareholders while reducing the potential dilution in ownership from outstanding equity awards (i.e., equity award overhang). The following table summarizes the estimated effect of the Option Exchange Program, as of August 14, 2009, assuming all eligible Old Options are exchanged and that the Threshold Price is $18.00.

	Prior to the Option Exchange Program		Following the Option Exchange Program
Shares issuable pursuant to all outstanding stock options
Weighted average exercise price of all outstanding stock options
Weighted average remaining term of all outstanding stock options
Shares issuable pursuant to all other outstanding equity awards

Total shares issuable pursuant to outstanding stock options and all other equity awards		(a)		(b)

Net reduction in equity award overhang (a – b)

Shares available for future grant under the 2008 Plan

Amounts shown in this table assume that Proposal 1 is adopted, which would increase the number of shares available for grant under the 2008 Plan by 5,000,000 shares.

Amendment to the 2008 Plan

The Compensation Committee has recommended, and the Board of Directors has approved, an amendment to the 2008 Plan, subject to approval of the amendment by the Company’s shareholders, that would permit the Company to implement the Option Exchange Program.

The amendment would add a new paragraph to the end of Section 14 of the 2008 Plan, which would read as follows:

Employee Stock Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a stock option exchange program, pursuant to which certain outstanding stock options granted pursuant to the Plan and the Company’s 1999 Equity Compensation Plan, as amended and restated from time to time (the “1999 Plan”), could, at the election of the person holding such stock options, be tendered to the Company for cancellation in exchange for the issuance of a smaller number of Options with a lower exercise price, provided that such stock option exchange offer is commenced within twelve months after the date of such shareholder approval (the “Exchange”). Approval of the Exchange by the shareholders will also constitute approval of an increase in the number of shares authorized for issuance under Section 5.1 of the Plan by 2,989,114 shares; provided, however, that such additional shares may be used solely in connection with the Exchange and, to the extent not used will be cancelled and will not be available for future grant. All Shares underlying stock options (whether granted under the 2008 Plan or the 1999 Plan) that are cancelled in connection with the Exchange will be cancelled and no such Shares will be made available for future grant.

Summary of the 2008 Plan

We adopted the 2008 Plan on February 20, 2008 and our shareholders approved the 2008 Plan at our Annual Meeting held on May 7, 2008. The following is a summary of the material terms of the 2008 Plan as proposed to be amended and is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Purpose. The Company’s Board of Directors adopted the 2008 Plan to enable key employees, directors and consultants of the Company and its subsidiaries and affiliates to participate in the equity ownership of the Company through awards of options, restricted stock, stock appreciation rights, deferred stock units and phantom shares under the 2008 Plan. The purpose of the 2008 Plan is to (i) align the interests of the eligible individuals with the interests of the Company’s shareholders, (ii) provide incentives for eligible individuals to exert maximum efforts for the success of the Company and its subsidiaries, (iii) attract and retain the best available talent, and (iv) reward key personnel for their part in increasing the value of the Company.

Effective Date and Termination. The 2008 Plan became effective on May 7, 2008 and will terminate on May 7, 2018, unless earlier terminated by the Board of Directors.

Administration. The 2008 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently composed of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Committee also has one additional member that is a member of the Board of Directors but is not an “outside director” as defined under Section 162(m) of the Code. The Board of Directors has also designated members or officers of the Company to serve as a Secondary Committee and has delegated to the Secondary Committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The Secondary Committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Committee has under the terms of the 2008 Plan.

The Committee has the following powers and authority with regard to the 2008 Plan:

•	to interpret and administer the 2008 Plan;

•	to select the employees, directors and consultants who are to receive awards under the 2008 Plan;

•	to determine the type and amount of awards to be granted to participants;

•	to determine the times at which awards will be granted;

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to determine the terms and conditions of awards granted under the 2008 Plan and the terms of agreements which will be entered into with participants with respect to the 2008 Plan, including the performance goals, if any, that apply to an award;

•	to adopt regulations for carrying out the 2008 Plan and make changes in such regulations as it shall from time to time, think advisable; and

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to amend the 2008 Plan if such power is so delegated by the Board of Directors, provided that such amendment does not adversely affect the participant unless it is required to comply with applicable laws and that no amendment to the 2008 Plan may be effective that would, if such amendment were not approved by the shareholders of the Company, cause the 2008 Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the shareholders of the Company is obtained.

Participation. All consultants, directors and key employees of the Company are eligible to participate in the 2008 Plan.

Shares of Stock Available for Grant. Up to 12,300,000 shares are authorized to be issued under the 2008 Plan; provided that each share issued pursuant to an award other than a stock option or stock appreciation right (“SAR”) will reduce the number of shares available for issuance by 2.33 shares. For example, if all awards under the 2008 Plan are made in the form of restricted stock grants, 5,278,970 shares will be available for issuance pursuant to such grants. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock that may be granted to any one individual may not exceed 666,667 during any calendar year, or in the case of awards payable in cash, $2,000,000. As of the date of this Proxy Statement, a total of             shares have been issued under the 2008 Plan. If Proposal 1 is approved, then the number of shares authorized for issuance under the 2008 Plan will be increased by 5,000,000 to a total of 17,300,000 shares. In addition, if proposal 2 is approved, an additional             shares will be made available for grant under the 2008 Plan; provided, however, that such additional shares may be used solely in connection with the Option Exchange Program and, to the extent not used, will be cancelled and will not be available for future grant.

Term of Awards. The maximum term of any award granted under the 2008 Plan is seven years from the date of grant.

Changes in Capital Structure. In the event of certain changes in our capital structure, such as a merger, consolidation, reorganization, share exchange, sale of substantially all of our assets or stock, stock dividend, stock split or other similar event, the Committee will make appropriate adjustments in the number and kind of shares authorized by the 2008 Plan and other adjustments to outstanding awards as it deems appropriate.

Change of Control. In the event of a change in control of the Company, the Committee may, at its discretion (i) cancel any outstanding vested options and SARs in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the exercise price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding options or SARs with awards involving the common stock of the successor corporation on terms necessary to preserve the rights of award holders, (iv) accelerate the vesting of options, SARs, restricted stock and other awards made under the 2008 Plan, or (v) take any other actions it deems appropriate.

Amendment and Termination of the 2008 Equity Plan. The Board of Directors (or the Committee, if such power is so delegated by the Board) may amend, modify, suspend or terminate the 2008 Plan, provided that shareholder approval of any amendment is obtained as required by applicable laws or regulations. The Committee may also amend any outstanding award without a participant’s consent, but an amendment to a participant’s award may not adversely impact the participant without his or her consent unless the amendment is required by law.

Performance Goals. Awards may be granted or vested contingent upon attaining goals related to our performance or the performance of any of our affiliates or business units. Performance goals will be based upon one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

Options. The Committee may grant options that are intended to be incentive stock options under Section 422 of the Code and non-qualified stock options. The price per share at which Common Stock may be purchased upon exercise of an option may not be less than the fair market value of a share of Common Stock on the date of grant (or 110% of the fair market value of a share of Common Stock on the date of grant in the case of an incentive stock option granted to a more than 10% shareholder of the Company). The option price of an option awarded under the 2008 Plan may not be reduced after the grant of such option except in the case of a change in the Company’s capital structure, unless the reduction is approved by a majority of the shares present and voted at a duly called meeting of the shareholders. The maximum term of an option is seven years from the date of grant (or 5 years from the date of grant in the case of an incentive stock option granted to a more than 10% shareholder of the Company).

A participant may pay the option price: (i) in cash or with a certified or bank cashier’s check at the time of exercise, (ii) with the consent of the Committee, by delivery of an assignment of a sufficient amount of the proceeds from the sale of shares of Common Stock to be acquired pursuant to such exercise, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the participant and valued at their fair market value on the date of exercise. The ability of a participant to exercise his or her options following termination of employment is addressed in the relevant award agreements.

The Committee may include in an option agreement a provision enabling the participant to exercise shares subject to options prior to the full vesting of the option. Any shares so acquired will remain subject to the vesting schedule of the underlying option and, prior to the time those shares become vested and following the participant’s termination of employment, the Company will be permitted to repurchase any shares so acquired for an amount equal to the lesser of the exercise price paid or the fair market value of the shares on the date of the repurchase.

Stock Appreciation Rights. An SAR allows a recipient to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant to the date of exercise. Payment upon exercise of a SAR may be made in cash or Common Stock (including restricted stock). The ability of a participant to exercise his or her SARs following termination of employment is addressed in the relevant award agreements.

Restricted Stock. In a restricted stock award, the Committee grants to a participant shares of Common Stock that are subject to forfeiture upon specified events and/or the failure to achieve specified performance goals during a specified restriction period. During the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock. Unless otherwise determined by the Committee, shares of restricted stock that have not yet become vested will be forfeited when a participant’s service with the Company is terminated by the Company for cause or by the participant for any reason and shares of restricted stock will fully vest when a participant’s service with the Company is terminated by the Company without cause or ends due to death or disability.

Phantom Shares. The award of a phantom share gives a participant the right to receive payment of the fair market value of a share of Common Stock. The Committee establishes the terms and conditions of a phantom share award in an award agreement at the time the award is granted, including when such shares vest and are payable. Phantom shares will generally be paid upon a participant’s separation from service with the Company, either in cash or shares of Common Stock. Payment will generally be made in a single lump sum, except that the Committee may allow a participant to elect to receive payment in installments over a period not to exceed 10 years. Unless otherwise determined by the Committee, phantom shares that are not vested upon a participant’s separation from service will be forfeited.

Deferred Stock Units. In a deferred stock unit (“DSU”) award, the Company will deliver, subject to certain conditions, a fixed number of shares of Common Stock to the participant at the end of a vesting period, or if elected by the participant, at the end of a deferral period which occurs after the award has vested. During the vesting and deferral period(s), the participant has no voting rights with respect to any shares deliverable in connection with the DSU. Amounts equal to any dividends declared prior to vesting, and post-vesting during the deferral period(s), will be paid to the participant, without interest, at the time when the shares are no longer subject to vesting or a deferral period(s). Unless otherwise determined by the Committee, all unvested DSUs will be forfeited upon a participant’s separation from service.

New Plan Benefits. Individuals who will participate in the 2008 Plan in the future, and the amounts of their awards, are to be determined by the Committee subject to the restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 2008 Plan or the names or positions of, or respective amounts payable or allocable to, any individuals who may participate in the 2008 Plan.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plans. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE

PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLANS, AS

WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX

CONSIDERATIONS.

Incentive Stock Options

Upon the grant of an incentive stock option, the option holder will not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Plans and the Code are satisfied, including the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”

The federal income tax consequences of a subsequent disposition of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs and the type of such disposition.

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If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the Company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such incentive stock option.

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If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ than provided above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an incentive stock option, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an incentive stock option (i.e., the difference between the fair market value of the shares of Common Stock on the date of exercise and the option price). As a result, unless the shares of Common Stock acquired upon the exercise of the incentive stock option are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an incentive stock option.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of the incentive stock option if the requirements of the Plans and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have a holding period beginning on the date of exercise.

If an option holder tenders shares of Common Stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and each such exercise occurs within two years after the date of grant of such incentive stock option or within one year after such shares were transferred to the option holder, the tender of such shares will be a Disqualifying Disposition with the tax consequences described above regarding Disqualifying Dispositions. The shares of Common Stock acquired upon such exercise will be treated as shares of Common Stock acquired upon the exercise of an incentive stock option and the holding period of such shares for capital gains purposes will begin on the date of exercise.

Non-Qualified Stock Options

An option holder will not recognize taxable income, and the Company (or a subsidiary or affiliate, as applicable) is not entitled to a deduction, when a non-qualified stock option is granted. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. An option holder’s tax basis in the shares of Common Stock received upon the exercise of a non-qualified stock option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified stock option is exercised in whole or in part with shares of Common Stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The option holder will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the number of shares received upon such exercise that is in excess of the number of tendered shares, less any cash paid by the option holder. Subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. The fair market value of such excess number of shares will then become the tax basis for those shares and the holding period of such shares will begin on the exercise date.

Stock Appreciation Rights

A participant will recognize no taxable income, and the Company or a subsidiary or affiliate, as applicable, is not entitled to a deduction, when a stock appreciation right is granted. Upon exercise or settlement of a stock appreciation right, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received upon the exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares of Common Stock received in exercise of a stock appreciation right, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

Restricted stock will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the Company or a subsidiary or affiliate, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.

Deferred Stock Units

A participant will recognize no taxable income when a deferred stock unit award is granted, and the Company, or a subsidiary or affiliate, as applicable, is not entitled to a deduction upon such grant. When the deferral period for the Award ends and the Participant receives shares of Common Stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will receive a corresponding deduction. In addition, as discussed below, some deferred stock unit awards may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Phantom Shares

Participants recognize no taxable income when a phantom share award is granted, and the Company or a subsidiary or affiliate, as applicable, is not entitled to a deduction upon such grant. When a participant receives payment of a phantom share award (which may occur on the vesting date or a later date), the participant will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, will be entitled to a corresponding deduction. If a participant receives shares of Common Stock in settlement of phantom shares, the participant will have a tax basis in such shares equal to their fair market value on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the participant in settlement of phantom shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. In addition, as discussed below, some phantom share awards may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Section 162(m)

Under Section 162(m) of the Code, the Company or a subsidiary or affiliate, as applicable, generally may not deduct remuneration paid to the chief executive officer of the Company and the three next highest paid executive officers other than the chief financial officer (as disclosed on the Company’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the Plans, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation.

Section 409A

Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as phantom shares or deferred stock units that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Plans during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Code Section 409A has any impact on their awards.

Section 280G

If the vesting and/or payment of an Award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of August 14, 2009:

[Insert Equity Compensation Plan Information required by Item 201(d)]

The Board of Directors recommends that the shareholders vote “FOR” the stock option exchange program for employees and the amendment to the 2008 Plan authorizing the stock option exchange program.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The annual shareholder meeting for the next fiscal year will be held on or about May 5, 2010. Shareholders wishing to have a proposal included in the Company’s 2010 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than November 30, 2009. The SEC rules set forth standards as to what shareholder proposals are required to be included in a proxy statement.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described above) but is instead sought to be presented directly at next year’s Annual Meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 8, 2010 and advises shareholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 8, 2010. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the Senior Vice President, General Counsel and Secretary of Intersil Corporation.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis—This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation programs together with a description of the material factors underlying the decisions which resulted in the 2008 compensation provided to the Company’s Named Executive Officers as presented in the tables which follow this CD&A.

Role of Committee. The Compensation Committee of the Board of Directors is responsible for developing the Company’s executive compensation philosophy. In addition, the Compensation Committee establishes, oversees and directs the Company’s executive compensation programs and policies and administers the 2008 Equity Compensation Plan (“2008 Equity Plan”). The Compensation Committee seeks to align executive compensation with competitive survey data and the Company’s financial performance in order to enhance shareholder value. The Compensation Committee consists of four Outside Directors. The Compensation Committee consists of James A. Urry, Gary Gist, Gregory Lang and James V. Diller.

The Compensation Committee reviews and approves salary and other compensation, which includes base salary and incentive pay of officers and other key executives and administers certain benefit plans and compensation of the Board of Directors. The Compensation Committee also has the authority to administer, grant and make awards under the Company’s equity compensation plan. Annually and again at mid-year, the overall business plan for the Company is approved by the Board of Directors. The Compensation Committee considers our business plan information when approving compensation and equity plans. The performance goals that are approved by a special sub-committee of the Compensation Committee and ratified by the Board of Directors each year reflect corporate market focus, strategic initiatives, financial targets and other Key Results Expected (KREs). The Compensation Committee receives advice from an outside advisor, Radford Surveys and Consulting (“Radford”), which reports to management and to the Compensation Committee. The Compensation Committee considers Radford information and recommendations when making compensation decisions. Radford is a recognized leader in compensation market intelligence. Radford provides strategic guidance and acts as an outside advisor to the Compensation Committee by leveraging its extensive database and significant industry expertise. Through Radford’s services, management and the Compensation Committee are able to not only compare the Company’s practices with the high-tech industry but can specifically use their data and expertise to compare Intersil’s compensation practices with an identified list of peer semiconductor industry companies. For fiscal 2008, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc. (“Compensia”) to advise the Compensation Committee directly and to review the compensation approach and data used by management’s consultant, Radford Surveys and Consulting (“Radford”). Compensia acts as an independent advisor and only performs duties at the direction of the Committee and does not perform any duties for Company management. Radford provides the Company with competitive market data and strategic guidance, which the Compensation Committee considers when making compensation decisions.

In 2008, the Compensation Committee met ten (10) times with management. Generally, management, consisting of the Senior Vice President of Human Resources, the Corporate Compensation Director and the Chief Executive Officer reviews data from Radford and prepares recommendations for the Compensation Committee related to cash and equity compensation for executives as well as for the overall employee population. The Compensation Committee, management and Radford then meet together to discuss these recommendations or specific compensation issues. Final decisions on compensation matters are made by the Compensation Committee. In addition to the ten meetings mentioned above, the Compensation Committee held some “pre-meetings” in advance of regularly scheduled meetings to review compensation information and discuss topics that would be covered at the next regularly scheduled Compensation Committee meeting at which approval of various recommendations were required. The Compensation Committee, at times, met in executive sessions without management. At some of these executive sessions, Compensia, the independent advisor, was present. The Committee also met regularly with Radford and key executives from the Company, such as the Senior Vice President, Human Resources and the Corporate Compensation Director, to review best practices and marketplace trends in order to remain educated on compensation issues. Each year, management works with the Chairman of the Compensation Committee to establish a full annual calendar for the following year which is approved by the Compensation Committee.

Compensation Philosophy and Objectives—The Compensation Committee believes it is important to place a greater percentage of senior executives’ compensation at risk than that of non-executives. Thus, a significant portion of senior executives’ compensation is tied directly to the performance of the business and value of the Company’s common stock. To achieve these objectives, the Compensation Committee considers the business performance of the Company, including the impact on growth, profitability and market position. Accordingly, executive compensation consists primarily of annual base salary, incentives linked to the performance of the Company and long-term, equity-based compensation. The Compensation Committee’s compensation philosophy consists of developing programs and practices that:

(i)	attract and retain exceptional executives;

(ii)	motivate and reward behavior consistent with our values that will yield desired financial results;

(iii)	maximize shareholder value by emphasizing both the short-term and strategic focus of the business;

(iv)	are highly responsive to Company performance; and

(v)	facilitate congruence between shareholder interests and employee interests through ownership of Intersil stock.

The Company engages in significant market analysis to determine what the appropriate market compensation is in the semiconductor and high technology industries. Radford and the Company use a comparative framework to define specific peer companies and utilize data sources to be used to assist in the assessment of job levels and compensation programs and practices. This framework includes considering information primarily from the semiconductor industry but also considering a broader base from the overall high technology industries when appropriate. Additionally, the Company reviews information from Radford which Radford obtains from their extensive survey network as well as public filings for peer companies regarding executive pay. This information is then presented to the Compensation Committee as well as the list of peer companies which is then reviewed and approved by the Compensation Committee. Consideration is given to company revenue, typically considering companies in the $500M – $2.5B range, company size, typically 500 – 4,000 employees, company products, specifically if there is a significant analog chip component to their business, and if Intersil, at times, competes with the company for labor, when establishing a group of peer companies within the semiconductor industry to compare compensation, benefits and equity information. These companies have revenue and employee populations smaller and larger than the Company and are companies Intersil would typically compete with for talent, making them appropriate for measuring compensation practices. In 2008, our peer group included the following companies:

Altera	Marvell Technology	ON Semiconductor
Analog Devices	Maxim Integrated Products	Power Integrations
Fairchild Semiconductor	Micrel	Semtech
Integrated Device Technology	Microchip Technology	Silicon Laboratories
International Rectifier	Microsemi	Xilinx
Linear Technology	National Semiconductor

Compensation Components

The Company believes that there should be three main components to compensation: base pay, incentive pay and equity compensation. A component of the overall Company compensation philosophy is to pay base salary at market and provide above market total cash earning opportunities for executives and employees when individual and Company performance meets or exceeds targets. This philosophy is applied consistently across the Company to executives and non-executives alike. In addition to comparing to our peer group, an individual’s cash and equity compensation is based upon individual and Company performance for a defined performance period.

The Company’s equity compensation philosophy also takes into account factors such as employee participation rate, performance and retention. Equity compensation is distributed to a majority of the Company’s exempt employees and to a limited number of non-exempt employees. Grants are intended to reward performance, and as a result, emphasis is placed on distributing the appropriate amount of grants to high performers in the organization. The Company believes this approach to equity reflects our commitment to rewarding a combination of short and long term individual and Company performance. Particular attention is given to the number of grants required to attract and/or retain talent necessary to execute our business plans. Generally, the Company aims to deliver equity compensation at the 60th to 65th percentile of market to executives. Market position of executive compensation may fluctuate based on individual and Company performance while still taking into consideration competitive market data. Below is a further explanation of the components of compensation for Named Executive Officers.

Total compensation for senior executives is structured to deliver competitive pay, balanced between three primary components: annual base salary, annual incentive compensation and equity compensation.

Base Salary. The annual base salaries of the Company’s senior executives, like other key employees in the Company, are set at levels designed to attract and/or retain exceptional individuals by rewarding them for individual and Company achievements. Senior executives’ base salaries are reviewed annually and may be adjusted in accordance with the following;

•	Base salary data provided by Radford regarding our defined peer group and larger industry market.

•

Internal review performed by the Senior Vice President of Human Resources and Chief Executive Officer and presented to the Compensation Committee both individually and relative to other Company executives.

•	Individual performance of the executive and expected future contributions and the scope and nature of responsibilities.

In 2009, none of the Named Executive Officers received a base salary increase. Jonathan Kennedy received an increase to his base salary in April, 2009 associated with his promotion from “Interim CFO” to Senior Vice President and Chief Financial Officer.

Annual Cash Incentive. The Company’s compensation philosophy supports that a portion of the executives’ annual compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Annual incentive compensation for Named Executive Officers is delivered through the Company’s shareholder-approved Executive Incentive Plan (“EIP”). Cash incentive payout targets are established for six-month performance periods during each calendar year based upon financial targets, such as revenue, operating income, return on capital or other financial metrics and, at times, possibly strategic and organizational objectives. The performance objectives and targets are approved by a Sub-Committee of the Compensation Committee (the “Sub-Committee”) near the beginning of each performance period and performance against the objectives is measured at the end of each performance period. Incentive payouts are approved in accordance with the terms of the EIP. Based upon the Company’s financial performance, the actual payouts can range from 0% – 200% of target. In 2008, the EIP targets were based 60% on revenue targets and 40% on operating income targets. Specifically, for the year, executives earned a blended payout equal to 55.507% of their target cash incentive. The revenue and operating income targets are based not only on the absolute growth of the Company but also financial performance relative to our peers in the semiconductor industry. The 2008 payout of 55.507% represented revenue of $769.1M which represented 2% growth over 2007 and lower operating margins year over year. Rewarding executives based upon these metrics ensures that executive incentive pay is in line with overall Company financial performance and achievement of the Company’s overall business plan.

In 2009, none of the Named Executive Officers have received a payment in connection with the Executive Incentive Plan. Jonathan Kennedy received an increase to his target incentive in April 2009 associated with his promotion from “Interim CFO” to Senior Vice President and Chief Financial Officer.

Total Cash Compensation. The Company’s philosophy is to pay executive cash compensation at the 50th percentile for base salary and at the 60th percentile for total cash compensation. In 2008, our Named Executive Officers were all paid at or very close to the 50th percentile for base pay and at or slightly under the 60th percentile for total cash. We expect to continue with this general philosophy for base salary and total compensation in 2009.

Discretionary Bonus. Discretionary bonuses are intended to reward certain senior executives, for achieving individual performance objectives or recognizing an increase in scope of responsibilities. In 2008, three Named Executive Officers received discretionary bonuses in recognition of excellent Company performance and individual contributions. Management and the Compensation Committee felt that the cash compensation of these individuals did not fully reflect the contributions they made in a very successful year. Hence, Mr. Tokos received a discretionary bonus in the amount of $7,500 and Mr. Oaklander and Mr. Zinsner each received discretionary bonuses in the amount of $15,000. Discretionary bonuses are generally paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily are paid in a single installment.

In 2009, none of the Named Executive Officers have received a discretionary bonus, except for Jonathan Kennedy who received a $35,000 discretionary bonus in recognition of his performance while in the “Interim CFO” position.

Long Term Incentive Program. The Compensation Committee believes that long-term performance is supported through an equity ownership culture which utilizes the use of stock option grants, and performance-based and time-based equity awards to encourage sustained performance by the Company’s executive officers. Our equity program for executives is a combination of Deferred Stock Units (“DSUs”), Performance-Based Deferred Stock Units (“PDSUs”) and Restricted Stock Units (“RSUs”) and employee stock options under the shareholder approved 2008 Equity Plan. In 2008, shares were granted under both the 2008 and 1999 Equity Plans.

Equity. The Sub-Committee authorizes the issuance of equity grants and awards under the 2008 Equity Plan. Awards under the 2008 Equity Plan may be in the form of, but not limited to, stock options, DSUs, PDSUs, RSUs or stock appreciation rights. Stock options, which have a strike price equal to the closing price of the Company’s common stock on the date of grant, and typically vest over a four-year period, were granted to senior executives and other key employees. Similar to base salary considerations, the

Company considers market data, an internal review of the executive’s overall equity compensation, and the performance of the executive and Company when determining the number of equity awards granted each year. Generally, the Company aims to deliver equity compensation to executives at the 60th to 65th percentile versus the peer group and overall industry market described above. An executive’s equity compensation may fluctuate based on individual and Company performance while still taking into consideration competitive market data.

The 2008 Equity Plan authorizes the Company to grant stock options to purchase shares of common stock to our employees, directors and consultants. The Compensation Committee is the administrator of the 2008 Equity Plan. Stock option grants are made at the commencement of employment, during the annual performance review cycle and, occasionally, following a significant change in job responsibilities or to address employee retention or excellent job performance. The Sub-Committee reviews and approves stock option grants to executive officers based upon a review of competitive compensation data, its assessment of individual performance and Company performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Sub-Committee have a strike price equal to the fair market value of our common stock on the date of grant, typically cliff vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter based upon continued employment over a four year period, and generally expire seven years after the date of grant. In 2006, the Company changed its practice with regard to the annual grant cycle. Prior to 2006, annual grants were granted in four installments on the first trading day of each quarter beginning with the second quarter of the year. Beginning in 2006, the Company decided to issue annual grants in one grant on the first trading day of the second quarter of the year. The new practice is more consistent with our peer analog semiconductor companies and helps ensure our competitiveness. The Compensation Committee approves the pool of stock options to be distributed to all employees, including executives during the course of the fiscal year in the form of annual, recognition, promotion, and new hire grants. Annually, the Compensation Committee reviews and approves specific guidelines under which grants can be made. The Committee also receives a quarterly summary of stock options or awards granted during the quarter. The Compensation Committee delegates some responsibility to a Secondary Committee which is made up of the CEO and Senior Vice President, Human Resources to approve stock option grants to employees below the CEO and executive staff level as long as approval is within the aforementioned guidelines. The Compensation Committee retains authority for all grants made to Named Executive Officers, other executives reporting to the CEO and grants to newly appointed vice presidents. The Sub-Committee approves equity grants and performance standards for performance-based compensation given to the executive staff and CEO. The Sub-Committee currently consists of Messrs. Urry, Gist, and Lang. Mr. Diller is a member of the Compensation Committee, but not of the Sub-Committee because he does not qualify as an “outside director” under certain Treasury regulations issued under Section 162(m) of the Internal Revenue Code due to his previous service as an officer of Elantec Semiconductor, Inc., an affiliate of the Company.

Timing of awards—Senior executives’ annual grants, whether stock options or stock awards, are typically awarded at the same time that annual grants are distributed to non-executive employees unless the award is connected to another significant event such as new hire, recognition, promotion or contractual agreement. Annual grants for all employees are awarded during our annual performance management and salary review cycle which typically occurs in the March/April timeframe.

Executive Ownership Requirements—In 2003, consistent with the Compensation Committee’s philosophy to enhance the alignment of interests between shareholders and the Named Executive Officers, the Compensation Committee established minimum ownership requirements for certain senior executives. In the table below are the ownership requirements, expressed as a multiple of base salary that must be attained by the senior executive within a 5-year period. Executive ownership is calculated using the fair value of DSUs granted (vested and unvested), the cost basis of shares purchased through option exercise or shares purchased through the ESSP or in the open market. Consideration is given to the current value (number of shares owned multiplied by the current price at ownership implementation) for shares owned. In 2007, ownership requirements were reviewed and revised as shown below:

Position	Multiple of Base Salary	Time to Attain
Chief Executive Officer	4X	5 years
Chief Financial Officer	2X	5 years

A recent review of the executives named above and their ownership attainment revealed that each is on track to meeting the goal within the timeframe indicated. In order to further ensure that the financial interests of the Named Executive Officers are aligned with the interests of the Company’s shareholders, the Company has a policy that prohibits Named Executive Officer and other employees from taking a short position in the Company’s stock, and which also prohibits them from trading the Company’s stock during certain periods of time associated with earnings or other significant announcements.

Performance-Based Deferred Stock Units. To reinforce our high-performance, results-oriented culture, in 2006, the Company started issuing PDSUs. These PDSUs are subject to performance targets based upon the Company’s performance in revenue growth and operating profit growth compared to a peer group of companies. The PDSUs issued in 2006 cliff vest after three years and the actual number of PDSUs distributed is based on the Company’s financial performance (operating income growth and revenue growth) compared to the peer group of companies. The measurement of the growth in operating profit is inclusive of the impact of equity compensation. In selecting the peer group of companies, consideration is given to company revenue, typically considering companies in the $500M – $2.5B range, company size, typically 500 – 4,000 employees, company products, specifically if there is a significant analog chip component to their business, and if Intersil, at times, competes with the company for labor. Additionally, for PDSUs, the Company considers companies that represent significant competition for market share. In 2008, the peer group of companies was:

Altera	Marvell Technology	ON Semiconductor
Analog Devices	Maxim Integrated Products	Power Integrations
Fairchild Semiconductor	Micrel	Semtech
Integrated Device Technology	Microchip Technology	Silicon Laboratories
International Rectifier	Microsemi	Xilinx
Linear Technology	National Semiconductor

The actual number of shares ultimately issued as PDSUs may range from 0 – 150% of the original grant based upon the Company’s performance. Recipients may elect to defer receipt of the common stock represented by the PDSU award for five-year deferral periods, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting and/or deferral period and be paid out following the vesting date or the expiration of the deferral period. Since these are PDSUs, the plan has been designed to be in compliance with the provisions of Section 409A of the Code.

Restricted Stock Units. The Company has and may in the future elect to issue RSU awards to our senior executives or specific key employees. In 2008, four Named Executive Officers received time-based restricted stock awards. Mr. Zinsner received 7,000 RSUs, and Mr. Tokos received 4,000 RSUs. Ms. Hardman received 4,200 RSUs as part of her promotion to Senior Vice President, Analog and Mixed Signal Products Group and Mr. Oaklander received 8,000 as part of his promotion to Senior Vice President, Power Management Products Group. Mr. Zinsner also received 10,000 RSUs as part of a retention package. These RSUs vest annually at 25% per year beginning on the first anniversary of the date of grant and become fully vested in 4 years. In 2008, we used a mix of equity instruments for both executives and non-executives. The use of RSUs was incorporated into our overall equity compensation philosophy and practices for stock eligible employees across the Company. During the annual review of executive compensation, the Compensation Committee reviews the mix of time-based and performance-based equity as a part of the normal course of evaluating the Company’s equity program. The Company’s overall approach to equity compensation for executives still relies on performance-based vehicles, but time-based awards will be issued on a selected basis to executives. Awards of DSUs, PDSUs or RSUs to executive officers must be approved by the Sub-Committee.

In 2009, each of the Named Executive Officers received a grant of options and PDSUs in accordance with our regular annual grant cycle in April. Mr. Bell received 240,000 options and 120,000 PDSUs. Ms. Hardman received 60,000 options and 30,000 PDSUs, Mr. Oaklander received 64,000 options and 32,000 PDSUs and Mr. Tokos received 40,000 options and 20,000 PDSUs. Mr. Kennedy received 30,000 options and 15,000 PDSUs for his annual grant and received an additional grant for his promotion to CFO of 60,000 options and 13,333 PDSUs. All options granted to Named Executive Officers in 2009 cliff vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter based upon continued employment over a four year period, and expire seven years after the date of grant. All of the PDSUs granted to Named Executive Officers in 2009 cliff vest after three years and the actual number of PDSUs distributed is based on the Company’s financial performance (operating income growth and revenue growth) compared to the peer group of companies.

Equity Run Rate. The Compensation Committee periodically reviews both the gross and the net run rate for equity, compared to both our peer group and the broader industry practices as summarized by Radford. The Company understands that certain shareholder advisory organizations consider equity run rate when advising their clients on whether to support Company proposals in the proxy statement. The Committee monitors the Company’s equity run rate and takes into consideration the Company’s equity run rate compared to peer companies and the broader industry averages when reviewing recommendations for the annual stock pool to be distributed to employees.

The gross run rate is determined taking the full value shares granted multiplied by 2.5 – a multiple determined by our stock volatility and the total options granted divided by the total number of shares of common stock issued and outstanding. During 2008, options issued totaled 2,311,560. In addition, 1,027,960 deferred stock/restricted stock units were issued. Of the 3,339,520 total options/units issued, 214,500 were performance-based DSUs which have not yet vested or been earned. The Company had basic weighted average shares outstanding for 2008 of 124,572,203. The Company understands that some shareholder advisory organizations do not count unvested or unearned performance-based restricted stock units in their run rate calculations until the awards are vested or earned, thus, the issuance of performance-based restricted stock units initially has a positive impact on the Company’s run rate in certain years as viewed by certain shareholder advisory organizations and shareholders.

Other Compensation—The Company’s executive officers who were parties to employment agreements will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable.

401(k)—In 2008, executives were able to participate in the Intersil Corporation Retirement Plan (the “401(k) Plan”). All participants in the 401(k) Plan may begin participation on their first day of employment with the Company; however, Company matching contributions do not begin until an individual has reached his or her one-year anniversary with the Company. For those that reach their one-year anniversary, the Company begins to match 100% of contributions on the first 6% of compensation deferred under the 401(k) Plan. Company matching contributions are subject to a five-year vesting schedule based upon an individual’s tenure with the Company. The 401(k) Plan also has an after-tax provision for all employees that allows additional after-tax dollars to be contributed to the 401(k) Plan.

Non-Qualified Deferred Compensation Plan—The Company has made available a Non-Qualified Deferred Compensation Plan (“DCP”) which allows executives and directors in the Company who earn compensation greater than $150,000 per year to defer up to 100% of their base salary and up to 100% of their cash incentive bonus on a pre-tax basis. The Company adopted a new non-qualified deferred compensation plan effective January 1, 2008, the Intersil Corporation Deferred Compensation Plan (the “New Deferral Plan”), which provides benefits that are substantially similar to the plans previously in force. Upon enrollment, participants select from a number of publicly available investment choices chosen by the Company’s Retirement Committee, and the investment performance of the selected funds, net of fees, is thereafter credited to the participant’s account. Under the New Deferral Plan, the Company has the option to make discretionary contributions to the accounts of the participants which shall vest on such schedule as the Compensation Committee may determine at the time such contributions are made. In 2008, the Company made no discretionary contributions to the plan.

Benefits under the DCP will be paid no earlier than the month following the participant’s termination or retirement from the Company subject to any requirement of Section 409A of the Internal Revenue Code. However, the Retirement Committee of the Company can, in its sole discretion, pay the benefit in cash in the event of an unforeseen financial hardship. Benefits can be received in a lump sum or annual installments as elected by the participant. In the event of death, the benefits will be paid as soon as practical to the participant’s beneficiary. In 2008, there were 34 participants in this plan. The New Deferral Plan is funded by the company through the use of mutual funds and corporate owned life insurance (COLI).

Under the New Deferral Plan, participants can elect to receive in-service distributions no earlier than two years from the beginning of the plan year in which deferrals are made. Subject to Section 409A, participants can also elect to receive lump sum or annual installments in the event of termination, death, or change in control.

Perquisites—The Company wants to ensure that its executives have the best information available to them to maintain their health. To that end, the Named Executive Officers are also eligible to receive an annual executive physical. The Named Executive Officers were eligible for reimbursement up to a maximum of $2,500 for executive physical examinations. The Named Executive Officers were also eligible for reimbursement for personal tax preparation up to a maximum reimbursement of $3,000. Consistent with the Company’s compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Company believes these benefits and perquisites are competitive with peer companies. The Company currently has no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided hereunder.

Accounting and Tax Treatment.

Deductibility of Executive Compensation—As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation is performance-based. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A of the Code which changed the tax rules applicable to non-qualified deferred compensation arrangements. While the final Treasury regulations under Section 409A did not become effective until January 1, 2008, the Company believes it operated in good faith compliance with the provisions of Section 409A which became effective on January 1, 2005. A more detailed discussion of the Company’s non-qualified deferred compensation arrangement is provided under the “Other Compensation” section of this proxy.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, the Company began to amortize the fair value of all stock options, deferred and restricted stock units, over their vesting life in accordance with the Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), and estimates prospective forfeitures as required under that pronouncement. Generally, the Company does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation for the 2006, 2007 and 2008 fiscal years for our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers in the Company. The differential in the compensation for stock awards in 2008 represents the value of unvested Performance Based Deferred Stock Units originally issued in 2006, adjusted for performance and as of January 2, 2009, anticipating an actual distribution at the time of vesting of 200%.

Summary Compensation Table

Name and Principal Position	Calendar Year	Salary $ [1]	Bonus $ [2]	Stock Awards $ [3]	Option Awards $ [3]	Non-Equity Incentive Plan Compensation $ [4]	Change in Non-qualified Deferred Compensation Earnings $	All Other Compensation $ [5]	Total $
David B. Bell President and Chief Executive Officer	2008	546,154	—	475,248	899,338	319,959	—	11,841	2,252,540
	2007	328,846	—	374,546	471,754	328,836	—	2,118	1,506,100

David A. Zinsner Senior Vice President and Chief Financial Officer	2008	407,981	115,000	543,622	672,115	141,895	(7,398)	26,973	1,900,188
	2007	335,000	25,000	422,676	471,754	228,164	1,413	19,504	1,503,512
	2006	269,231	25,000	156,483	372,294	222,871	2,744	16,140	1,064,763

Jonathan Kennedy Interim Chief Financial Officer	2008	176,510	33,596	28,954	88,916	25,459	(3,622)	38,819	388,632

Susan J. Hardman Senior Vice President - Analog and Mixed Signal Products Group	2008	297,481	—	404,248	535,632	98,492	—	17,139	1,352,992
	2007	265,135	25,000	343,493	574,318	169,477	—	16,613	1,394,036
	2006	246,879	25,000	103,364	487,977	132,858	—	13,039	1,009,117

Peter Oaklander Senior Vice President - Power Management Products Group	2008	329,615	15,000	658,936	369,086	127,427	(17,737)	25,907	1,508,234
	2007	307,692	10,000	439,325	304,188	194,908	—	24,126	1,280,239
	2006	225,000	—	170,917	176,063	137,021	—	7,026	716,027

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	2008	285,438	7,500	365,596	400,174	93,484	—	18,246	1,170,438
	2007	274,154	10,000	255,609	405,090	171,919	—	17,465	1,134,237
	2006	263,846	25,000	149,775	336,139	197,400	—	16,549	988,709

[1]	These amounts represent the total amount of base salary earned for the applicable year. Mr. Bell’s salary represents a base salary increase effective 3/15/2008 from $450,000 to $575,000. Mr. Oaklander’s salary represents a base salary increase effective 3/15/2008 from $310,000 to $325,000 and an increase effective 9/13/2008 from $325,000 to $355,000. Mr. Tokos’ salary represents a base salary increase effective 3/15/2008 from $276,900 to $288,000. Mr. Zinsner’s salary represents a base salary increase effective 3/15/2008 from $400,000 to $412,000. Ms. Hardman’s salary represents a base salary increase effective 3/15/2008 from $285,000 to $296,500 and an increase effective 9/13/2008 from $296,500 to $310,000.
[2]	These amounts represent one time discretionary management bonuses given to Named Executive Officers. In addition, a $100,000 retention bonus was given to Mr. Zinsner in 2008. Mr. Kennedy received a $33,596 bonus in 2008 related to his relocation to the company’s headquarters in Milpitas, CA.
[3]	These amounts represent the compensation recognized by the company in accordance with FAS123R. Stock awards are valued using the fair value at the time of grant. Option awards are valued using the Black Scholes model for grants on or before October 31, 2004, and a binomial lattice model for all grants thereafter. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended January 2, 2009 filed with the SEC on March 3, 2009. Such discussion is found in said Form 10-K in Footnote 9 to the Consolidated Financial Statements.
[4]	These amounts represent the 2006, 2007 and 2008 plan year payouts as part of the Executive Incentive Plan (EIP) documented in the CD&A.
[5]	These amounts represent additional compensation related to benefits and perquisites to include 401(k) matching contributions, life insurance, executive tax preparation, executive physicals and dividends. In 2008, the Named Executive Officers received other compensation as follows: Mr. Bell received $8,952 in 401(k) match and $2,889 in company paid life insurance premiums; Mr. Zinsner received $13,800 in 401(k) match, $2,782 for company paid life insurance premiums, $2,251 for an executive physical and $8,140 for dividends paid; Mr. Kennedy received $10,588 in 401(k) match, $1,044 in company paid life insurance premiums, $536 for dividends paid and $26,651 for relocation; Ms. Hardman received $9,420 in 401(k) match, $2,069 in company paid life insurance premiums, $1,200 for tax preparation and $4,450 for dividends paid; Mr. Oaklander received $13,800 in 401(k) match, $2,505 for life insurance premiums, $6,435 for the sales car plan allowance, $2,327 for an executive physical and $840 in dividends paid; and Mr. Tokos received $13,800 for 401(k) match, $1,806 for life insurance premiums, $1,800 for an executive physical and $840 for dividends paid.

Grants of Plan Based Awards — the following table sets forth information regarding plan-based grants awarded to our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during 2008.

GRANTS OF PLAN BASED AWARDS

Name and Principal Position	Grant Date	Approval Date [1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards $ [2]			Estimated Future Payouts Under Equity Incentive Plan Awards # [3]			All Other Stock Awards: Number of Shares of Stock or Units [4]	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)[8]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Bell President and Chief Executive Officer	4/1/2008	3/15/2008		575,000	1,150,000
	4/1/2008	3/15/2008					40,000	60,000					1,056,800
	4/1/2008	3/15/2008								180,000	[5]	26.42	1,229,400

David A. Zinsner Senior Vice President and Chief Financial Officer	1/2/2008	12/20/2007								100,000	[6]	23.60	640,000
	1/2/2008	12/18/2007							10,000				236,000
	4/1/2008	3/15/2008		255,000	510,000
	4/1/2008	3/15/2008					10,000	15,000					264,200
	4/1/2008	3/15/2008								50,000	[5]	26.42	341,500
	10/1/2008	9/13/2008							7,000				114,380

Jonathan Kennedy Interim Chief Financial Officer	4/1/2008	3/15/2008		55,000	110,000					4,000	[5]	26.42	27,320
	4/1/2008	3/15/2008							2,000				52,840
	7/1/2008	3/8/2008							3,000				72,990

Susan J. Hardman Senior Vice President - Analog and Mixed Signal Products Group	4/1/2008	3/15/2008		185,000	370,000
	4/1/2008	3/15/2008					9,000	13,500					237,780
	4/1/2008	3/15/2008								40,000	[5]	26.42	273,200
	10/1/2008	9/13/2008							4,200				68,628
	10/1/2008	9/13/2008								12,500	[7]	16.34	50,625

Peter Oaklander Senior Vice President Power Management Products Group	4/1/2008	3/15/2008		245,000	490,000		9,000	13,500					237,780
	4/1/2008	3/15/2008								42,000	[5]	26.42	286,860
	10/1/2008	9/13/2008							8,000				130,720
	10/1/2008	9/13/2008								26,000	[7]	16.34	105,300

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	4/1/2008	3/15/2008		168,000	336,000		8,000	12,000					211,360
	4/1/2008	3/15/2008								35,000	[5]	26.42	239,050
	10/1/2008	9/13/2008							4,000				65,360

[1]	In accordance with our 1999 and 2008 Equity Compensation Plans, options are granted on the first trading day of the month following approval of the grant or are made with our annual grant process as described in the CD&A.
[2]	These amounts represent each executive’s target cash payout under the documented Executive Incentive Plan (EIP) which pays out a maximum of 200% of target and a minimum or threshold of 0%.
[3]	Performance based deferred stock units (“PDSUs”) were awarded to Messrs. Bell (40,000), Zinsner (10,000), Hardman (9,000) Oaklander (9,000) and Tokos (8,000) on April 1, 2008 under our 1999 Equity Compensation Plan. The awards vest upon the third anniversary of the grants, subject to the recipient satisfying the employment requirements set forth in the terms and conditions of the award. A recipient may elect to defer receipt of the common stock represented by a DSU award for at least a five-year deferral period, subject to the terms and conditions of the award. Dividend equivalents will accrue during the vesting period and, if applicable, the deferral period and will be paid out following the vesting date or the expiration of the deferral period. Additionally, these awards are subject to three year performance schedules based on certain identified financial metrics of the company. The maximum number of shares that can be received upon vesting is 150% of the original award. The minimum or threshold is 0%.
[4]	These amounts represent restricted stock awards granted under the 1999 and 2008 Equity Compensation Plans. Each of these awards have a four year annual vesting schedule.
[5]	Fiscal year 2008 annual grant stock options were granted under the Intersil Corporation 1999 Equity Compensation Plan. Each stock option grant expires seven years from the date of each grant. Each annual grant disclosed above vests 25% on April 1, 2009 and 6.25% quarterly thereafter until fully vested.
[6]	This stock option grant was granted from the Intersil Corporation 1999 Equity Compensation Plan. This grant vested 25% on January 2, 2009. Mr. Zinsner voluntarily terminated on January 9, 2009.
[7]	These stock option grants issued to Mr. Oaklander (26,000) and Ms. Hardman (12,500) were granted from the 2008 Equity Compensation Plan. Each grant vests 25% on October 1, 2009 and 6.25% quarterly thereafter.
[8]	For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the year ended January 2, 2009 filed with the SEC on March 3, 2009. Such discussion is found in said Form 10-K in Footnote 9 to the Consolidated Financial Statements.

Fiscal Year 2008 Chief Executive Officer and President. Mr. David Bell was President, Chief Executive Officer, and a Director of Intersil Corporation in 2008. On February 11, 2008, the Board of Directors appointed Mr. Bell to the position of Chief Executive Officer, effective February 13, 2008. On March 15, 2008, the Company entered into an employment agreement with Mr. Bell that provided for his employment as Chief Executive Officer of the Company through March 15, 2010, with renewal of the agreement for successive one-year periods unless six months’ notice was given by either the Company or Mr. Bell. Mr. Bell’s agreement provided that he would receive an annual base salary of $575,000, and would be eligible to receive an incentive bonus with a target payout of $575,000. Mr. Bell’s compensation could be reviewed and/or adjusted by the Compensation Committee on an annual basis and at its sole discretion. The contract also provided for Mr. Bell to participate in our executive benefit and incentive plans (including stock-based plans). Under this agreement, Mr. Bell was also granted certain stock option and performance share awards.

Mr. Bell’s cash compensation during fiscal year 2008 consisted of an annual base salary of $450,000 for a portion of the year and he received a merit increase to $575,000 in March 2008. He had a target annual incentive under the EIP of $575,000. Mr. Bell is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Bell earned a total annual incentive payout under the EIP of $319,959, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. During fiscal year 2008, Mr. Bell also was granted stock options to purchase 180,000 shares of Intersil Class A common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 40,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company financial targets are achieved. The use of stock options and deferred/restricted stock units as a portion of Mr. Bell’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Chief Financial Officer. Mr. David Zinsner served as the Senior Vice President, Finance and Chief Financial Officer of Intersil Corporation. Mr. Zinsner resigned from his position as Senior Vice President and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period. Mr. Zinsner’s cash compensation during fiscal year 2008 consisted of an annual base salary of $400,000 for a portion of the year and he received a merit increase to $412,000 in March 2008. He had a target annual incentive under the EIP of $255,000. Mr. Zinsner is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Zinsner earned a total annual incentive payout under the EIP of $141,895, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Zinsner received a $15,000 discretionary bonus. He also received a retention bonus in the amount of $100,000. During fiscal year 2008, Mr. Zinsner was also granted stock options to purchase 150,000 shares of Intersil’s Class A common stock which vests 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 10,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In 2008, Mr. Zinsner also received an award of 10,000 RSUs that become fully vested on the first anniversary of the date of the award. Mr. Zinsner also received, as a result of his promotion, a grant of 7,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Zinsner’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Interim Chief Financial Officer. Mr. Jonathan Kennedy, who served as the Corporate Controller of Intersil Corporation, was promoted to Interim Chief Financial Officer on December 3, 2008. Mr. Kennedy’s cash compensation during fiscal year 2008 consisted of an annual base salary of $153,000 for a portion of the year and he received a merit increase to $162,180 in March 2008. Upon his relocation to Intersil’s corporate headquarters in Milpitas, California, Mr. Kennedy received a base salary increase to $195,000 in June, 2008. He had a target annual incentive under the EIP of $45,000 for a portion of the year and received an increase to that target to $55,000 in June 2008, in conjunction with his relocation. Mr. Kennedy is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Kennedy earned a total annual incentive payout under the EIP of $25,459, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Kennedy received a $33,596 bonus for his performance prior to his relocation. He also received moving assistance valued at $26,651. During fiscal year 2008, Mr. Kennedy was also granted stock options to purchase 4,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 2,000 RSUs which vest 25% per year beginning on the first anniversary of the award and become fully vested in 4 years. In addition, Mr. Kennedy received, as a result of his relocation, a grant of 3,000 RSUs. The use of stock options and deferred/restricted stock units as a portion of Mr. Kennedy’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Mr. Kennedy was promoted to Senior Vice President and Chief Financial Officer on April 18, 2009. His annual base pay increased from $195,000 to $300,000 at that time. His annual target incentive increased from $55,000 to $180,000. Mr. Kennedy received an annual grant of 30,000 options and 15,000 PDSUs and he received a grant of 60,000 options and 13,333 PDSUs associated with his promotion.

Fiscal Year 2008 Senior Vice President, Power Management Products Group. Mr. Peter Oaklander, who served as the Senior Vice President, Worldwide Sales of Intersil Corporation, was promoted to Senior Vice President, Power Management Products Group in September 2008. Mr. Oaklander’s cash compensation during fiscal year 2008 consisted of an annual base salary of $310,000 for a portion of the year, he received a merit increase to $325,000 in March 2008 and he received a promotional increase to $355,000 in September 2008. He had a target annual incentive bonus under the EIP of $229,000 for a portion of the year and received an increase to his target annual incentive to $245,000 in September, 2008 when he was promoted. Mr. Oaklander is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Oaklander earned a total annual incentive payout under the EIP of $127,427, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Oaklander received a $15,000 discretionary bonus for his performance. During fiscal year 2008, Mr. Oaklander was also granted stock options to purchase 68,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 9,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Mr. Oaklander received, as a result of his promotion, a grant of 8,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Oaklander’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008 Senior Vice President, General Counsel. Mr. Thomas Tokos, who served as Vice President, General Counsel and Secretary of Intersil Corporation, was promoted to Senior Vice President, General Counsel and Secretary in September 2008. Mr. Tokos’ cash compensation during fiscal year 2008 consisted of an annual base salary of $276,900 for a portion of the year and he received a merit increase to $288,000 in March of 2008. He had a target annual incentive bonus under the EIP of $168,000. Mr. Tokos is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. For fiscal year 2008, Mr. Tokos earned a total annual incentive payout under the EIP of $93,484, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. In addition, Mr. Tokos received a $7,500 discretionary bonus for his performance. During fiscal year 2008, Mr. Tokos was also granted stock options to purchase 35,000 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. He was also granted 8,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Mr. Tokos received, as a result of his promotion, a grant of 4,000 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Mr. Tokos’ compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Fiscal Year 2008, Senior Vice President, Analog and Mixed Signal Products Group. Ms. Susan Hardman, who served as Vice President/General Manager, Analog and Mixed Signal Products Group of Intersil Corporation, was promoted to Senior Vice President, Analog and Mixed Signal Products Group in September 2008. Ms. Hardman’s cash compensation during fiscal year 2008 consisted of an annual base salary of $285,000 for a portion of the year. She received a merit increase to $296,500 in March 2008 and she received a promotional increase to $310,000 in September 2008. She had a target annual incentive bonus under the EIP of $177,000 for a portion of the year and received an increase to her target annual incentive to $185,000 in September 2008. For fiscal year 2008, Ms Hardman earned a total annual incentive payout under the EIP of $98,492, based upon the accomplishment of Company financial performance goals determined by the Sub-Committee. Ms. Hardman is also eligible to receive stock options and deferred/restricted stock units at the discretion of the Sub-Committee. During fiscal year 2008, Ms. Hardman was granted stock options to purchase 52,500 shares of Intersil’s common stock which vest 25% on the first anniversary of the date of grant and 6.25% quarterly thereafter until fully vested. She was also granted 9,000 performance-based DSUs that cliff vest on the third anniversary of the date of the award and are earned only if specific Company targets are achieved. In addition, Ms. Hardman received, as a result of her promotion, a grant of 4,200 RSUs which vest 25% per year beginning on the first anniversary of the date of the award and become fully vested in 4 years. The use of stock options and deferred/restricted stock units as a portion of Ms. Hardman’s compensation accomplishes the Compensation Committee’s objective that a significant portion of our executives’ compensation be at risk and dependent upon our long-term stock performance.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of our fiscal year end, January 2, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
David B. Bell President and Chief Executive Officer	153,125	196,875	—	26.77	04/02/14	—	—		37,500	371,625	[2]
	—	180,000	—	26.42	04/01/15	—	—		40,000	396,400	[5]

David A. Zinsner Senior Vice President and Chief Financial Officer	1,500	—	—	54.00	08/31/10	7,500	74,325	[4]	—	—
	1,500	—	—	41.56	10/02/10	7,000	69,370	[6]	—	—
	1,625	—	—	34.50	07/02/11	—	—		26,000	257,660	[1]
	1,625	—	—	33.38	01/02/12	—	—		5,000	49,550	[2]
	43,750	26,250	—	29.30	04/03/13	—	—		10,000	99,100	[5]
	1,625	—	—	28.58	04/01/12	—	—		—	—
	27,562	35,438	—	26.77	04/02/14	—	—		—	—
	1,750	—	—	26.64	07/01/13	—	—		—	—
	—	50,000	—	26.42	04/01/15	—	—		—	—
	1,625	—	—	26.29	10/01/11	—	—		—	—
	2,500	—	—	25.67	11/14/13	—	—		—	—
	1,750	—	—	25.13	10/01/13	—	—		—	—
	2,500	—	—	24.83	02/13/14	—	—		—	—
	1,750	—	—	24.65	01/02/14	—	—		—	—
	3,000	—	—	24.24	05/09/12	—	—		—	—
	4,000	—	—	24.06	08/01/13	—	—		—	—
	25,000	75,000	—	23.60	01/02/15	—	—		—	—
	3,000	—	—	22.77	04/01/11	—	—		—	—
	1,500	—	—	21.25	01/02/11	—	—		—	—
	16,250	3,750	—	20.73	09/01/12	—	—		—	—
	750	—	—	19.80	07/01/12	—	—		—	—
	1,500	—	—	19.30	07/01/11	—	—		—	—
	469	—	—	18.26	05/14/14	—	—		—	—
	750	—	—	17.29	10/01/11	—	—		—	—
	1,875	—	—	17.16	09/01/11	—	—		—	—
	30,000	10,000	—	17.02	04/04/12	—	—		—	—
	750	—	—	16.21	01/03/12	—	—		—	—
	469	—	—	15.70	08/13/14	—	—		—	—

Jonathan Kennedy Interim Chief Financial Officer	6,250	3,750	—	29.30	04/03/13	1,000	9,910	[7]	—	—
	1,050	1,350	—	26.77	04/02/14	900	8,919	[8]	—	—
	—	4,000	—	26.42	04/01/15	2,000	19,820	[9]	—	—
	2,343	157	—	25.35	01/03/13	3,000	29,730	[10]	—	—
	937	157	—	22.06	10/03/12	—	—		—	—
	1,250	—	—	19.30	07/01/11	—	—		—	—
	937	157	—	19.00	07/01/12	—	—		—	—
	625	157	—	17.08	04/01/12	—	—		—	—
	2,500	625	—	17.08	04/01/12	—	—		—	—
	1,250	—	—	15.91	12/23/11	—	—		—	—

Susan J. Hardman Senior Vice President Analog and Mixed Signal Products Group	17,187	7,813	—	29.64	02/01/13	3,750	37,162	[3]	—	—
	21,875	13,125	—	29.30	04/03/13	4,200	41,622	[6]	—	—
	14,437	18,563	—	26.77	04/02/14	—	—		20,000	198,200	[1]
	—	40,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	5,859	391	—	25.35	01/03/13	—	—		9,000	89,190	[5]
	5,859	391	—	22.06	10/03/12	—	—		—	—
	12,187	2,813	—	20.73	09/01/12	—	—		—	—
	2,734	391	—	19.00	07/01/12	—	—		—	—
	37,500	—	—	17.29	10/01/11	—	—		—	—
	2,734	391	—	17.08	04/01/12	—	—		—	—
	—	12,500	—	16.34	10/01/15	—	—		—	—

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Peter Oaklander Senior Vice President, Power Management Products Group	62,500	37,500	—	29.30	04/03/13	8,000	79,280	[6]	—	—
	17,500	22,500	—	26.77	04/02/14	—	—		40,000	396,400	[1]
	—	42,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	—	26,000	—	16.34	10/01/15	—	—		9,000	89,190	[5]

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	29,687	17,813	—	29.30	04/03/13	4,000	39,640	[6]	—	—
	15,312	19,688	—	26.77	04/02/14	—	—		17,000	168,470	[1]
	—	35,000	—	26.42	04/01/15	—	—		3,000	29,730	[2]
	7,734	516	—	25.35	01/03/13	—	—		8,000	79,280	[5]
	75,000	—	—	23.63	06/02/13	—	—		—	—
	12,500	—	—	22.77	04/01/11	—	—		—	—
	7,734	516	—	22.06	10/03/12	—	—		—	—
	9,750	2,250	—	20.73	09/01/12	—	—		—	—
	12,500	—	—	19.30	07/01/11	—	—		—	—
	7,734	516	—	19.00	07/01/12	—	—		—	—
	12,500	—	—	17.29	10/01/11	—	—		—	—
	20,000	—	—	17.16	09/01/11	—	—		—	—
	7,734	516	—	17.08	04/01/12	—	—		—	—
	12,500	—	—	16.21	01/03/12	—	—		—	—

[1]	These awards were granted on April 3, 2006 and fully vest on April 3, 2009.
[2]	These awards were granted on April 2, 2007 and fully vest on April 2, 2010.
[3]	These awards were granted on December 3, 2007 and fully vest on December 3, 2011.
[4]	These awards were granted on January 2, 2008 and fully vest on January 2, 2012.
[5]	These awards were granted on April 1, 2008 and fully vest on April 1, 2011.
[6]	These awards were granted on October 1, 2008 and fully vest on October 1, 2012.
[7]	These awards were granted on November 1, 2006 and fully vest on November 1, 2010
[8]	These awards were granted on April 2, 2007 and fully vest on April 2, 2011
[9]	These awards were granted on April 1, 2008 and fully vest on April 1, 2012
[10]	These awards were granted on July 1, 2008 and fully vest on July 1, 2012

Option Exercises and Stock Vested

The following sets forth information regarding the number and value of options granted to or held by the Named Executive Officers during fiscal 2008 and at January 2, 2009. The Company does not currently have stock appreciation rights (SARs) outstanding.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David B. Bell President and Chief Executive Officer	—	—	—		—

David A. Zinsner Senior Vice President and Chief Financial Officer	—	—	8,000	[1]	219,360
			3,000	[3]	78,600
			2,500	[5]	24,775

Jonathan Kennedy Interim Chief Financial Officer	3,437	25,045	300	[6]	7,860
			500	[7]	6,845

Susan J. Hardman Senior Vice President, Analog and Mixed Signal Products Group	—	—	3,500	[2]	92,470
			2,000	[3]	52,400
			1,250	[4]	11,350

Peter Oaklander Senior Vice President, Power Management Products Group	—	—	2,000	[3]	52,400

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	—	—	2,000	[2]	52,840
			2,000	[3]	52,400

[1]	These shares were granted on April 4, 2005 and vested on April 4, 2008.
[2]	These shares were granted on April 1, 2005 and vested on April 1, 2008. In accordance with the 1999 Equity Compensation Plan, receipt of these shares was electively deferred by Mr. Tokos until April 1, 2013.
[3]	These shares were granted on April 2, 2007 and vested April 2, 2008.
[4]	These shares were granted on December 3, 2007 and vested December 3, 2008.
[5]	These shares were granted on January 2, 2008 and vested on January 2, 2009.
[6]	These shares were granted on April 2, 2007 and vested on April 2, 2008.
[7]	These shares were granted on November 1, 2006 and vested on November 1, 2008.

Non-Qualified Deferred Compensation

The table below provides information concerning the Named Executive Officers for our fiscal year (FY) ended January 2, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

Name and Principal Position	[1]	Executive Contribution in Last FY ($) [2]	Company Contributions in Last FY ($)	Aggregate Earnings at Last FY ($) [3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
David A. Zinsner Senior Vice President and Chief Financial Officer	DCP	—	—	(7,398)	—	14,703

Jonathan Kennedy Interim Chief Financial Officer	DCP	17,231	—	(3,622)	—	13,608

Peter Oaklander Senior Vice President, Power Management Products Group	DCP	170,811	—	(17,737)	—	153,074

[1]	DCP refers to our Deferred Compensation Plan which allows individuals with Director title and above in the company who earn annual compensation in excess of $150,000 to defer up to 100% of their base salary and up to 100% of their cash incentive bonus on a pre tax basis. Distributions can be made in a lump sum or in up to 15 year installments based upon the election of the executive in the event of the executive’s death, termination or change in control. Participants can also elect to receive in-service distributions no earlier than two years from the beginning of the plan year in which deferrals are made.
[2]	These amounts represent amounts deferred in 2008 into the Deferred Compensation Plan. For Mr. Zinsner no contributions were made to the DCP. For Mr. Oaklander, this represents 75% deferral of his first half 2008 Executive Incentive Plan bonus and 75% deferral on his second half 2007 Executive Incentive Plan bonus. For Mr. Kennedy, this represents 10% deferral of his first half 2008 Executive Incentive Plan bonus and 7% deferral of his base salary.
[3]	These amounts represent the unrealized gain or loss at the end of the fiscal year based upon the individual Named Executive Officer’s Non-qualified deferred compensation plan investment elections. The Company does not provide any interest to the executive on amounts deferred.

Severance and Change-in-Control Benefits

Upon certain types of terminations of employment, severance benefits may be paid to the Named Executive Officers. Except in the case of certain terminations following a change in control, the severance benefits payable to Mr. Bell are addressed in his employment agreement, discussed below. For certain terminations following a change in control, the severance benefits payable to Mr. Bell are addressed in a separate severance benefits agreement. In the case of certain terminations following a change in control, the other Named Executive Officers are covered under severance benefits agreements. For all other terminations any severance benefits payable to them would be determined by the Board at its discretion.

Employment Agreement for Chief Executive Officer

If Mr. Bell’s employment with the Company is terminated for any reason, he or his estate is entitled to receive a payment equal to his base salary and vacation through the date of termination to the extent not already paid and continued coverage in our benefit plans as long as is required by the plans or applicable law.

Additional Severance Benefits under Mr. Bell’s Employment Agreement

In addition, Mr. Bell may receive severance benefits in certain circumstances upon termination of his employment. In order to receive these benefits, he must execute a release in the Company’s favor.

If Mr. Bell’s employment with the Company is terminated for cause or if he resigns voluntarily prior to the end of his employment contract, Mr. Bell will not be entitled to any cash severance benefits, accelerated vesting of any shares of restricted stock, performance-based DSUs, stock options or other equity compensation or post-termination death or medical benefits.

If Mr. Bell’s employment is terminated by reason of death or disability, he or his estate is entitled to receive (a) a prorated portion of his target incentive bonus, without regard to satisfaction of performance target objectives, (b) a lump sum payment equal to 12 months of his base salary, (c) immediately credited with additional vesting service credit for the twelve-month period commencing on the date of his death or disability with respect to all stock options and DSUs and (d) vesting of a pro-rated number of unvested performance-based DSUs only to the extent the applicable performance levels are achieved.

If Mr. Bell’s employment is terminated by the Company without cause, which is defined as any termination that is without a Board determination that there is cause or if Mr. Bell terminates his employment because of an adverse change in his compensation, title, duties or location of employment, or status as a director, or because we fail to cure our material breach of this agreement, he is entitled to receive (a) the continued payment of his base salary for two years, (b) a payment equal to one-half of his full target incentive bonus, without regard to satisfaction of performance target objectives, for each of the four semi-annual bonus periods following the termination, (c) accelerated vesting of stock options and DSUs in an amount equal to the amount that would have vested over the eighteen (18) month period commencing on the date of his termination (but in no event shall any such award be less than 50% vested upon an involuntary termination or termination without cause), (d) the vesting of a pro-rated number of unvested performance-based DSUs only to the extent the applicable performance levels are achieved, (e) eligibility to participate, along with his spouse, in the Company’s retiree medical plan maintained with premiums being paid by the company until such time as he becomes eligible for Medicare or becomes covered under another employer’s medical plan, (f) continuation of coverage under the life insurance policy he has on the date of his termination, until the term of the agreement expires, and (g) eligibility to continue, at Intersil’s expense, medical benefits providing for coverage or payment in the event of Mr. Bell’s or his covered dependents’ illness or injury that were provided to him under any benefits plan or program maintained by Intersil on the same terms and conditions in effect immediately prior to his termination for a period of one (1) year following his termination, if he does not qualify to participate in Intersil’s Retiree Medical Plan.

If we decide not to renew Mr. Bell’s agreement, Mr. Bell’s options and deferred stock awards will fully vest, and a number of performance-based DSUs will vest to the extent the applicable performance levels are achieved.

If any payment or distribution by the Company to Mr. Bell is determined to be subject to the excise tax imposed by Section 4999 of the Code, and the amount he would receive after any excise taxes is less than the amount he would receive if his benefit payments was reduced to the minimum amount that would avoid an excise tax, Mr. Bell and the Company would agree to reduce the benefit payments accordingly. The agreement also contains, as an additional condition to the receipt of any severance benefits, obligations that restrict Mr. Bell’s ability to engage in any business that is competitive with the Company’s business or to solicit Company employees, for a period of two years following his termination.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with Mr. Bell as well as the other Named Executive Officers. The agreements continue as long as the executive is employed with the Company, however, if a change in control occurs, the agreements are effective for a period of two and a half years from the date of termination following the change in control.

These agreements are intended to provide for continuity of management in the event of a change in control. The agreements provide that covered executive officers would be entitled to certain severance benefits following a change in control of the Company. If, during the twelve month period following such a change in control, the executive officer is terminated for any reason, other than for death, disability or for cause, or if such executive officer voluntarily terminates his or her employment because of an adverse change in his or her compensation, title, duties or location of employment, or because we fail to continue a benefit plan (including equity-based plans) without substituting a comparable range of benefits, or because the Company fails to cure our material breach of this agreement, or because the Company fails to get any successor of the Company to agree to assume the terms of this agreement, then the executive will receive certain severance benefits in lieu of the severance benefits provided for in the executive’s employment agreement.

Under Mr. Bell’s change-in-control severance agreement, Mr. Bell will be eligible for the continued payment, for two years following the change of control, of (a) his base salary in effect at the time of termination or the time of the change in control, whichever is higher, and (b) the projected annual cash incentive payment without regard to satisfaction of performance target objectives. The executive will also be eligible to participate, along with his covered dependents, in the Company’s retiree medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to Mr. Bell) for two years. All restrictions on restricted stock awarded to Mr. Bell would lapse and all unvested options granted to Mr. Bell would vest and become exercisable for the remainder of the term of the option. If the benefits payable to Mr. Bell under his change-in-control severance agreement are ‘parachute payments’ subject to the excise tax imposed by Section 4999 of the Code, the benefits payable to Mr. Bell may be reduced if such a reduction results in Mr. Bell receiving a greater net after-tax amount than if such benefits were not reduced.

Under Mr. Zinsner’s, Ms. Hardman’s, Mr. Oaklander’s and Mr. Tokos’ change-in-control severance agreements, they would each be eligible for a lump sum payment equal to the executive’s base pay through the Date of Covered Termination at the rate in effect at the time Notice of Termination is given, subject to any applicable withholding of federal, state or local taxes, plus (i) that portion of Executive’s targeted cash bonus prorated through the Date of Covered Termination, and (ii) all other amounts to which Executive is eligible for under any compensation plan or practice of the Company at the time such payments are due. In addition, within thirty (30) days following a Covered Termination, Executive shall receive a lump sum payment equal to one hundred percent (100%) of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes. Each of these executives would also be eligible to participate, along with his covered dependants, in the Company’s medical plan and will be eligible to participate in the Company’s welfare benefit plans (on the same terms and conditions as were in effect at the date of termination, including provisions regarding the cost of such participation to the executive) for one year. Additionally, all of the above mentioned Named Executive Officers, in the event of a change in control and a Covered Termination, would receive full accelerated vesting of all of their stock options, DSUs and Performance DSUs. Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Under the severance agreements, a change in control would include each of the following events:

•	shareholders approve certain mergers, or a liquidation or sale of our assets;

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of our voting securities; or

•	a majority of our directors are replaced in certain circumstances during a three-year period.

As part of his promotion to Chief Financial Officer, Jonathan Kennedy also now has a Change in Control agreement identical to the agreements of the other Named Executive Officers.

Change of Control Severance Benefits:

Under the individual severance agreements with the Named Executive Officers that address their termination of employment following a change in control of the Company, each Named Executive Officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the change of control occurred at January 2, 2009, including a payment for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code.

Estimated Current Value of Termination Benefits—Change in Control

If Named Executive Officers were Terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $		Early Vesting of Restricted Shares $ [3]	Early Vesting of Stock Options $ [3]	Early Vesting of Performance Shares $ [4]	Other $		Total $
David B. Bell President and Chief Executive Officer	2008	2,300,000	[1]	—	—	1,139,650	44,287	[5]	3,483,937

David A. Zinsner [7] Senior Vice President and Chief Financial Officer	2008	667,000	[2]	143,695	—	327,030	19,193	[6]	1,156,918

Susan J. Hardman Senior Vice President, Analog and Mixed Signal Products Group	2008	495,000	[2]	78,785	—	247,750	20,224	[6]	841,759

Peter Oaklander Senior Vice President, Power Management Products Group	2008	600,000	[2]	79,280	—	346,850	51,562	[6]	1,077,692

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	2008	456,000	[2]	39,640	—	222,975	38,510	[6]	757,125

[1]	This amount represents a continuation of Mr. Bell’s base salary for 24 months following the date of termination and four semi-annual bonus payments equal to one-half the annual target bonus as of the date of termination.
[2]	This amount represents 12 months of the 1/2/2009 base pay and 100% of each executive’s annual target cash bonus for Mr. Zinsner, Ms. Hardman, Mr. Oaklander and Mr. Tokos.
[3]	These amounts represent the full vesting of all outstanding restricted stock awards and stock options which would be fully vested at the time of a change in control event. The calculation above is based on the intrinsic value to each executive based upon a closing stock price on January 2, 2009 of $9.91.
[4]	This amount represents the payout of all outstanding performance-contingent share awards which would be fully vested and paid out based on the Company’s performance at the time of the event and in this case as of January 2, 2009.
[5]	This amount represents the present value of post-termination medical coverage for Mr. Bell for coverage for a period of 2 years and his accrued unused vacation as of January 2, 2009.
[6]	These amounts represent one year of post termination medical coverage for each of the Named Executive Officers. It also includes accrued unused vacation for each Named Executive Officer as of January 2, 2009 which would become payable in the event of termination.
[7]	Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Severance Benefits—Death or Disability

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr. Bell in the event of death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that are payable to Mr. Bell, which would only be known at the time that they become eligible for payment and would only be payable if a death or disability termination were to occur.

Estimated Current Value of Termination Benefits—Death or Disability

If Named Executive Officers were Terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $ [1]	Early Vesting of Restricted Shares $		Early Vesting of Stock Options $		Early Vesting of Performance Shares $ [3]	Life Insurance $ [4]	Other $ [5]	Total $
David B. Bell President and Chief Executive Officer	2008	1,150,000	—	[2]	—	[2]	535,159	1,000,000	19,727	2,704,886

David A. Zinsner [6] Senior Vice President and Chief Financial Officer	2008	—	—		—		—	1,000,000	21,616	1,021,616

Jonathan Kennedy Interim Chief Financial Officer	2008	—	—		—		—	375,000	12,685	387,685

Susan J. Hardman Senior Vice President, Analog and Mixed Signal Products Group	2008	—	—		—		—	743,000	16,539	759,539

Peter Oaklander Senior Vice President, Power Management Products Group	2008	—	—		—		—	900,000	192,356	1,092,356

Thomas C. Tokos Senior Vice President, General Counsel and Secretary	2008	—	—		—		—	684,000	26,230	710,230

[1]	This amount represents the present value of one year of continued payment of Mr. Bell’s base salary and annual target bonus in effect at the time of termination. These amounts are based on 2008 salary and target bonuses.
[2]	These amounts represent 6 months accelerated vesting of all unvested stock options and non-performance restricted stock awards. The calculation above is based on the intrinsic value to each executive based upon a closing stock price on January 2, 2009 of $9.91.
[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event, in this case January 2, 2009.
[4]	These amounts reflect the estimated present value of the proceeds payable to the Executives’ beneficiaries upon death from the Company paid life insurance plan.
[5]	These amounts represent accrued, unused vacation for each Named Executive Officer as of January 2, 2009 that would be due and payable upon their death or disability and Mr. Zinsner’s and Mr. Oaklander’s aggregate balance of non-qualified deferred compensation plans at year end as detailed in the NQDC table.
[6]	Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

Severance Benefits—Without Cause or Involuntary Termination

The only severance agreements for the Named Executive Officers are those which address their termination of employment following a change in control of the Company. The table below represents the severance benefits available to Mr. Bell in the event of an involuntary termination or termination without cause. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to Mr. Bell, which would only be known at the time that they become eligible for payment and would only be payable if a termination were to occur. The Table reflects the amount that could be payable under the various arrangements assuming that the termination occurred on January 2, 2009.

Estimated Current Value of Termination Benefits—Without Cause or Involuntary

If Named Executive Officers were terminated on January 2, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash $ [1]	Early Vesting of Restricted Shares $	Early Vesting of Stock Options $ [2]	Early Vesting of Performance Shares $ [3]	Other $ [4]	Total $
David B. Bell President and Chief Executive Officer	2008	2,300,000	—	—	535,159	44,287	2,879,446

[1]	This amount represents (a) the present value of two years of continued payment of Mr. Bell’s base salary in effect at the time of termination and (b) one half of Mr. Bell’s full annual target bonus for each of the four subsequent semi-annual bonus periods. This amount is based on his 2008 base salary and target bonus.
[2]	This amount represents 18 months accelerated vesting of all unvested stock option grants for Mr. Bell. The calculation above is based on the intrinsic value to the executive based upon a closing stock price on January 2, 2009 of $9.91.
[3]	This amount represents the full vesting of a prorated portion of performance shares from the effective date of the shares until the date of the involuntary termination at the performance levels achieved as of the date of the event, in this case January 2, 2009, for Mr. Bell.
[4]	This amount represents life insurance and retiree medical coverage for two years following the date of covered termination and includes accrued, unused vacation of $19,727 which would have been payable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of August 14, 2009 with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each Director and Named Executive Officer of the Company and (iii) all Directors and executive officers of the Company as a group. Unless otherwise specified, all shares are directly held.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power.

Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, CA 95035.

	Class A Common Stock
	Shares Beneficially Owned	Percent (1)
Capital Research Global Investors (2)	9,631,910	7.9%
T. Rowe Price Associates, Inc. (3)	8,625,236	7.1%
Rainier Investment Management, Inc. (4)	6,768,210	5.5%
PRIMECAP Management Company (5)	6,297,248	5.2%
James V. Diller (6)	707,198	*
Thomas Tokos (7)	295,597	*
David B. Bell (8)	286,250	*
Gary Gist (9)	167,037	*
Susan Hardman (10)	181,228	*
James A. Urry (11)	163,357	*
Jan Peeters (12)	138,833	*
Robert Pokelwaldt (13)	136,353	*
Peter Oaklander (14)	161,370	*
Robert W. Conn (15)	135,119	*
Mercedes Johnson (16)	69,333	*
Gregory Lang (17)	50,333	*
Jonathan Kennedy (18)	25,038	*
David Zinsner (19)	5,234	*
All directors and executive officers as a group (17 persons)	2,869,604	2.3%

*	Less than 1% of the outstanding Class A Common Stock
(1)	Percentages are derived using the number of shares of Class A Common Stock outstanding as of August 14, 2009.
(2)	Based solely on information obtained from a Schedule 13-G filed by Capital Research Global Investors for the period ending 12/31/2008. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.
(3)	Based solely on information obtained from a Schedule 13-G filed by T. Rowe Price Associates, Inc. for the period ending 12/31/2008. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.
(4)	Based solely on information obtained from a Schedule 13-G filed by Rainier Investment Management, Inc. for the period ending 12/31/2008. The address of Rainier Investment Management, Inc. is 601 Union Street, Suite 2801, Seattle, WA 98101.
(5)	Based solely on information obtained from a Schedule 13-G filed by PRIMECAP Management Co. for the period ending 12/31/2008. The address of PRIMECAP Management Company is 225 South Lake Avenue # 400, Pasadena, CA 91101.
(6)	Includes 346,230 shares owned by the James V. Diller & June P. Diller Trust. Also includes 4,000 shares of which are associated with a Deferred Stock Unit award that Mr. Diller will take possession of on 7/1/2011. Also includes 356,968 shares subject to options exercisable within 60 days of August 14, 2009.

(7)	Includes 26,750 shares associated with Deferred Stock Unit awards that Mr. Tokos will take possession of on 4/1/2011 (6,000 shares), 4/1/2012 (6,000 shares), 4/1/2013 (2,000 shares), and 4/3/2014 (12,750 shares). Also includes 266,562 shares subject to options exercisable within 60 days of August 14, 2009 and 1,000 shares associated with a Restricted Stock Unit award that will vest within 60 days of August 14, 2009.
(8)	Represents 286,250 shares subject to options exercisable within 60 days of August 14, 2009.
(9)	Includes 57,037 shares owned by the Gist Family Living Trust. Also includes 110,000 shares subject to options exercisable within 60 days of August 14, 2009.
(10)	Includes 162,500 shares subject to options exercisable within 60 days of August 14, 2009 and 1,050 shares associated with a Restricted Stock Unit award that will vest within 60 days of August 14, 2009.
(11)	Includes 21,333 shares associated with Deferred Stock Unit awards that Mr. Urry will take possession of on 7/1/2011 (4,000 shares), 4/1/2012 (8,000 shares), 4/1/2013 (4,000 shares), 4/3/2014 (4,000 shares), and 7/2/2014 (1,333 shares). Also includes 110,000 shares subject to options exercisable within 60 days of August 14, 2009.
(12)	Includes 21,333 shares of Deferred Stock Unit awards that Mr. Peeters will take possession of on 7/1/2011 (4,000 shares), 4/1/2012 (8,000 shares), 4/1/2013 (4,000 shares), 4/3/2014 (4,000 shares), and 7/2/2014 (1,333 shares). Also includes 117,500 shares subject to options exercisable within 60 days of August 14, 2009.
(13)	Includes 117,500 shares subject to options exercisable within 60 days of August 14, 2009.
(14)	Includes 134,750 shares subject to options exercisable within 60 days of August 14, 2009 and 2,000 shares associated with a Restricted Stock Unit award that will vest within 60 days of August 14, 2009.
(15)	Includes 4,000 shares associated with Deferred Stock Unit awards that Mr. Conn will take possession of on 7/1/2011. Also includes 117,500 shares subject to options exercisable within 60 days of August 14, 2009.
(16)	Includes 60,000 shares subject to options exercisable within 60 days of August 14, 2009.
(17)	Includes 45,000 shares subject to options exercisable within 60 days of August 14, 2009.
(18)	Includes 22,845 shares subject to options exercisable within 60 days of August 14, 2009.
(19)	Reflects shares owned by Mr. Zinsner as of November 18, 2008 per Form 4 filing with Securities and Exchange Commission. Mr. Zinsner resigned from his position as Senior Vice President, Finance and Chief Financial Officer of the Company, effective December 1, 2008. Mr. Zinsner remained employed with the Company from December 1, 2008 through January 9, 2009 to work with management during this transition period.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Intersil’s Proxy Statement may have been sent to multiple shareholders in your household. Intersil will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Intersil Corporation, 1001 Murphy Ranch Road, Milpitas, California 95035, Telephone: 888-468-3774, E-mail: investor@intersil.com. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

No other business may be presented at this special meeting.

By Order of the Board of Directors

Thomas C. Tokos
Senior Vice President, General Counsel, and Secretary
August 27, 2009

EXHIBIT A

INTERSIL CORPORATION 2008 EQUITY COMPENSATION PLAN (AS AMENDED)

INTERSIL CORPORATION

2008 EQUITY COMPENSATION PLAN

AMENDED AND RESTATED OCTOBER 6, 2009

(EXCEPT AS OTHERWISE PROVIDED HEREIN)

Intersil Corporation, a Delaware corporation, wishes to attract key employees, directors and consultants to the Company, its Subsidiaries and its Affiliates, to induce key employees, directors and consultants to remain with the Company, its Subsidiaries and its Affiliates and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Intersil Corporation 2008 Equity Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company, its Subsidiaries and its Affiliates. Awards under the Plan may be made in the form of Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares or Deferred Stock Units.

1.	DEFINITIONS.

Whenever used herein and unless otherwise provided in a Participant’s Award Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) each Person of which such specified Person or an Affiliate (as defined in clause (i) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

“Award” means, except where referring to a particular category of grant under the Plan, an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit.

“Award Agreement” means a certificate issued by the Company to a Participant evidencing and setting forth the terms and conditions of an Award made under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the Participant’s (i) act or acts of dishonesty, moral turpitude or criminality with respect to his or her employment or other service with the Company, (ii) continued failure to perform such Participant’s duties as an Employee, Director or Consultant, as reasonably determined by the Board (or the Committee, if such power is so delegated by the Board) acting in good faith, after reasonable notice of such failure and opportunity to cure such failure (if curable) is given to such Participant by the Board (or the Committee, if such power is so delegated by the Board), or (iii) willful or deliberate violations of such Participant’s obligations to the Company that result or could reasonably be expected to result in material injury to the Company. For these purposes “Company” shall include the Subsidiaries or Affiliates of the Company, as applicable.

“Change in Control” means the happening of any of the events described below, provided, however that to the extent required to avoid accelerated or additional taxation under Section 409A of the Code such definition shall be modified, in the Committee’s discretion, to mean solely a change in ownership or effective control of the Company within the meaning of Section 409A(1)(2)(v) of the Code and the applicable guidance thereunder:

(i.)	any Person, other than (a) the Company or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (e) a Participant or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes the Participant), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

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(ii.)	during any period of 12 consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii.)	the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

(iv.)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder.

“Committee” means the Committee appointed by the Board under Section 3.

“Common Stock” means Class A Common Stock of the Company, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means Intersil Corporation, a Delaware corporation, or any successor thereto.

“Consultant” means a key consultant rendering service to the Company, its Subsidiaries or its Affiliates.

“Deferred Stock Unit” or “DSU” means the unfunded right awarded under Section 10 to receive a Share after the applicable vesting period or deferral period expires and other conditions, including, when applicable, the attainment of specified Performance Goals, provided by the Committee are satisfied.

“Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

“Disability” means a Participant either:

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

“Employee” means a key employee of the Company, its Subsidiaries or its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Fair Market Value” per Share means, on any given date (i) if the Shares are then listed on a national stock exchange, the closing price per Share on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if the Shares are not then listed on a national exchange, but are then quoted on NASDAQ or a similar quotation system, the closing price for the Shares as quoted on NASDAQ or a similar quotation system on such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code (and, with respect to Incentive Stock Options Section 422 of the Code) and the applicable guidance thereunder.

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“Grantee” means an Employee, Director or Consultant who is granted a Stock Appreciation Right, Restricted Stock, Phantom Share or Deferred Stock Unit hereunder.

“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at the price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Employee, Director, or Consultant to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share of an Option.

“Participant” means a Grantee or Optionee.

“Performance Goal” means the goal established by the Committee for a performance measuring period during the period permitted by Section 162(m) of the Code, based upon one or more criteria that the Committee shall select from the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

“Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means this Intersil Corporation 2008 Equity Compensation Plan, as amended from time to time.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder as described in Section 8.

“Retirement” means the Separation from Service of a Participant with the Company under circumstances which would entitle an Employee to an immediate pension under one of the Company’s approved retirement plans or retirement as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations thereunder.

“Separation from Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries that meets the requirements of a “separation from service” as defined in Section 409A of the Code and guidance thereunder. For these purposes, service with the Company or its Subsidiaries does not include any period of required notice under applicable law prior to Separation from Service, or during which a Participant is receiving severance pay or “pay in lieu of notice”. Cessation of service as an officer, Employee, Director or Consultant shall not be treated as a Separation from Service if the Participant continues without interruption to serve thereafter in a material manner in another one (or more) of such other capacities, as determined by the Committee in its sole discretion. Unless otherwise required under Section 409A of the Code, a transfer of employment or service between the Company and a Subsidiary or Affiliate shall not be deemed a Separation from Service. However, individuals employed by or providing services to an entity that ceases to be Subsidiary or Affiliate shall be deemed to have incurred a Separation from Service as of the date such entity ceases to be a Subsidiary or Affiliate.

“Settlement Date” means the date determined under Section 9.4(c).

“Share” means one share of Common Stock of the Company.

“Specified Employee” means a “specified employee” as determined in accordance with the requirements under Section 409A(a)(2)(B) of the Code.

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“Stock Appreciation Right” or “SAR” means the right granted under Section 7 to receive, in cash or Shares, as determined by the Committee, the increase in the Fair Market Value of a Share underlying the SAR from the date of grant to the date of exercise.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means: (i) the legal representative of the estate of a deceased Optionee, (ii) persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee or (iii) persons who shall acquire the right to exercise an Option on behalf of the Optionee as the result of a determination by a court or other governmental agency of the incapacity of the Optionee.

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The original effective date of the Plan is May 7, 2008, subject to the approval of the stockholders of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the adoption of the Plan and any amendment and restatement thereto by (i) the Board or (ii) the approval of the Plan by the stockholders of the Company; provided, however, that the Board (or the Committee, if such power is so delegated by the Board) may at any time prior to that date terminate the Plan.

3.	ADMINISTRATION OF PLAN.

3.1 The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “non-employee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code and related Treasury regulations and meet the requirements for “independence” of any applicable stock exchange or securities self-regulatory organization. Notwithstanding the foregoing, the Board or the Committee may designate one or more officers or Board members to serve as a “Secondary Committee” and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 or Section 162(m) of the Code. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

3.2 The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan exclusively relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

3.3 Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Employees, Directors or Consultants of the Company and its Subsidiaries and Affiliates; (ii) determine the eligibility of an Employee, Director or Consultant to receive an Award subject to Section 4 hereof, (iii) determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Employee, Director or Consultant, the nature and value to the Company of the Employee’s, Director’s or Consultant’s present and potential contribution to the success of the Company whether directly or through a Subsidiary or Affiliate and such other factors as the Committee may deem relevant, and (iv) determine the Performance Goals, if any, that apply to the receipt or vesting of any Award hereunder and certify that such Performance Goals have been attained, if applicable.

3.4 The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

3.5 Without limiting the generality of the Committee’s discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish Performance Goals applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure stockholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code and the regulations thereunder.

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4.	ELIGIBILITY.

Any Employee, Director or Consultant of the Company or its Subsidiaries or Affiliates who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that no Incentive Stock Option shall be granted to a Director or Consultant and no Option or SAR shall be granted to any Employee, Director or Consultant of any Affiliate with respect to which the Company or a Subsidiary does not have a “controlling interest” as defined under Section 409A of the Code.

5.	SHARES AND UNITS SUBJECT TO THE PLAN; TERM OF AWARDS.

5.1 In General.

a) Subject to Section 5.2, and the second paragraph of Section 14, and subject to adjustments as provided in Section 15, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 17,300,000; provided that each share issued pursuant to an Award other than an Option or SAR shall reduce the number of Shares available for issuance under the Plan by 2.33 Shares. For example, if all Awards under the Plan are in the form of Restricted Stock Awards, 7,424,893 Shares are available for issuance, subject to adjustment as provided in Section 15. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. If any Shares covered by an Award are later canceled or forfeited or for any other reason are not, and will not be, payable under the Plan, such Shares may again be made the subject of Awards under the Plan; however, such Shares shall be counted against the Individual Limit (as defined in Section 5.2).

b) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

5.2 Other Limitations.

In no event may any Participant receive Awards totaling more than 666,667 Shares in any calendar year (the “Individual Limit”), or in the case of Awards payable in cash $2,000,000. The aggregate Fair Market Value, determined as of the date an Award is granted, for Awards that are intended to be Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence the portion of the Award in excess of such limit shall be a Non-Qualified Stock Option.

5.3 Term of Awards.

The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of seven years from the date of grant.

6.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

6.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates to whom Options are to be granted and the number of Shares to be optioned to each such Employee, Director and Consultant; (ii) determine whether to grant Incentive Stock Options, Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option hereunder); provided that Incentive Stock Options may only be granted to Employees; (iii) cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

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6.2 Option Price.

a) The Option Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Agreement, as the same may be amended from time to time subject to section 6.2(b). Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option provided that the Option Price with respect to each Option (regardless of whether it is an Incentive Stock Option or Non-Qualified Stock Option) shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Notwithstanding the foregoing, in the case of the grant of an Incentive Stock Option to an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Option Price with respect to each Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted.

b) The Option Price of an Option awarded under the Plan shall not be reduced after the grant of such Option, except in the case of a change in capital structure as described in Section 15.1

6.3 Period of Options Vesting and Exercisability.

a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the seventh anniversary of the date of grant or shall have such other shorter term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

b) The Award Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or a Consultant to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any Shares so purchased (i) shall vest in accordance with the vesting schedule otherwise applicable to the Option, (ii) shall, prior to vesting, be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the exercise price paid or (y) the Fair Market Value of the Shares on the date of such repurchase, and (iii) shall be subject to any other restriction the Company determines to be appropriate.

c) Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be vested and exercisable, and no Shares acquired pursuant to such Option shall ever be vested, if the Optionee has a Separation from Service before the time at which such Option or Shares would otherwise have become vested, and any Option that would otherwise become vested and exercisable, or Shares that would otherwise become vested, after such Separation from Service shall be forfeited upon such separation. Notwithstanding the foregoing provisions of this Section 6.3, Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or vested, and Shares subject to such schedule may be fully or more rapidly vested, at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

6.4 Exercisability Upon and After Separation of Optionee.

a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Separation from Service of the Optionee.

b) Except as may otherwise be expressly set forth in this Section 6 or as may otherwise be expressly provided under the Award Agreement, no provision of this Section 6 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon the Separation from Service.

6.5 Exercise of Options.

a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

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b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

6.6 Payment.

a) The aggregate Option Price shall be paid in full within three days of exercise. Payment must be made by one of the following methods

i) cash or a certified or bank cashier’s check;

ii) in cash or a certified or bank cashier’s check or wire transfer received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Shares covered by the Option,

iii) if approved by the Committee in its discretion Shares of Common Stock owned by the Participant for at least six months prior to the exercise and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion; provided, that such method does not result in an impermissible or illegal arrangement of or extension of credit by the Company to the Participant.

b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee’s election that is accepted by the Company shall be paid in cash.

6.7 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

6.8 Nontransferability of Option.

Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death. The Committee may (but need not) permit other transfers of Non-Qualified Stock Options, where the Committee concludes that such transferability (i) does not result in an acceleration resulting in U.S. federal income taxation under Section 409A of the Code, and (ii) is otherwise appropriate and desirable.

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7	PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS

The grant of Stock Appreciation Rights (SARs) shall be subject to the following terms and conditions:

7.1 Grant of SARs: Any SAR granted under the Plan shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and shall specify the number of Shares subject to the SAR and the exercise price for the SAR. The Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The exercise price of a SAR shall not be less than the Fair Market Value of the Common Stock on the date of grant.

7.2 Tandem SARs. A SAR granted under the Plan may, if the Committee so provides, be granted in tandem with all or a portion of a related Option. A SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The exercise price of a SAR granted in tandem with an Option may not be less than the Fair Market Value of the Shares underlying the related Option on the date of the SAR grant.

7.3 Exercise of a SAR: A SAR shall entitle the Participant to exercise such SAR (or any portion of such SAR) by surrendering the SAR in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise or lapse of a SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise or lapse, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise or lapse.

7.4 Other Applicable Provisions: Unless specifically provided in this Article VII and unless otherwise provided in an Award Agreement, a SAR shall be subject to the same terms and conditions applicable to Options as stated in Article VI.

8	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

8.1 Grant of Restricted Stock.

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to eligible Employees, Directors and Consultants; (ii) determine the restrictions applicable to Restricted Stock; and (iii) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

8.2 Certificates.

a) Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 5.1(b), the certificates for Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Intersil Corporation 2008 Equity Compensation Plan and an Award Agreement issued by Intersil Corporation to the registered owner. Copies of such Plan and Award Agreement are on file in the offices of Intersil Corporation.

b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 8.3.

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8.3 Restrictions and Conditions.

a) Unless otherwise provided by the Committee, the Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

i) Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of the Award and ending on the date the period of forfeiture with respect to the Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement.

ii) Except as provided in the foregoing clause (i), the Grantee shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Stock.

iii) Subject to the provisions of the Award Agreement and clause (iv) below, if the Grantee has a Separation from Service by the Company for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Separation from Service on account of death or Disability, or the Grantee has a Separation from Service by the Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

b) Subject to Section 8.3(a)(iv), the restriction period applicable to any grant of Restricted Stock shall expire after a one-year period or ratably over a two-, three-, four-, or five-year restriction period, as authorized by the Committee, unless the earlier vesting of a Restricted Stock grant is based upon the attainment of a Performance Goal (or Performance Goals); provided, however, that unless otherwise specifically provided in the Plan otherwise, in no event shall the applicable restriction period expire prior to the first anniversary of the date of such grant.

9.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

9.1 Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to eligible Employees, Directors and Consultants and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

9.2 Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

9.3 Vesting.

a) Phantom Shares shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.

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b) Unless otherwise provided in the Award Agreement, if a Grantee has a Separation from Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

9.4 Settlement of Phantom Shares.

a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

b) Each Phantom Share shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed ten (10) years. Such election must be made (i) in the year before the award is made, (ii) within 30 days of initial eligibility under the Plan, (iii) within 30 days of a grant but only if there is at least a 12 month vesting requirement attached to the Award and the deferral election is made at least 12 months before any portion of the Award is scheduled to vest, or (iv) if the Award is subject to attainment of Performance Goals, at least 6 months prior to the date the applicable performance period for such Performance Goal ends; provided, that, in any such case, such election complies with the requirements of Section 409A of the Code and the regulations thereunder.

c) The Settlement Date with respect to a Grantee is the first day of the month to follow the Grantee’s Separation from Service, provided that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Elections under this Section 9.4(c) will not be effective for twelve months and must be made no later than twelve (12) months prior to the date on which the Award would otherwise be settled and must permit payment of a lump-sum or the commencement of payments over a period not to exceed ten (10) years (as specified in the form of election) no earlier than five (5) years following the date upon which payment would otherwise commence under the terms of the Award Agreement.

(d) Notwithstanding anything to the contrary in Section 9.4(c) above, to the extent required by Section 409A of the Code and guidance thereunder, if the Grantee is a Specified Employee on the date of his Separation from Service, the Settlement Date shall not occur until six (6) months after such Specified Employee’s Separation from Service for any reason other than death or Disability.

(e) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 9.4(c), is the date of the Grantee’s death.

9.5 Other Phantom Share Provisions.

a) Rights or benefits with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance attachment, charge, garnishment, execution, or levy of any kind, wither voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 9.3(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

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c) Phantom Shares are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan. Each Grantee’s right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of ERISA. The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Without limiting Section 9, no provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Phantom Shares.

10.	PROVISIONS APPLICABLE TO DEFERRED STOCK UNITS

10.1 Grant of DSUs. Subject to the terms of the Plan, the Committee may grant Deferred Stock Units to eligible Employees, Directors and Consultants pursuant to an Award Agreement, which contains such terms and conditions as determined by the Committee.

10.2 Vesting; Other Restrictions. The DSUs granted under the Plan shall vest and be paid in accordance with the terms provided for by the Committee in an Award Agreement; provided, however, that, except as otherwise provided in the Plan with respect to a Change in Control, such Award Agreement shall, in the discretion of the Committee, provide that either (i) no DSUs shall vest prior to the third anniversary of the date of grant, unless such vesting occurs due to attainment of a Performance Goal (or Performance Goals), in which case no DSU shall vest prior to the first anniversary of the date of grant, or (ii) DSUs shall vest over a two-, three-, four-, or five-year period, as determined by the Committee in its discretion. The DSU may be subject to additional terms and conditions as the Committee so determines in its sole and absolute discretion. Unless the Committee provides otherwise in an applicable Award Agreement, in the event of a Separation from Service not for Cause, all unvested DSUs will be forfeited upon Separation from Service. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code and guidance thereunder, distributions of Common Stock underlying a DSU made to a Specified Employee upon a Separation from Service shall not be made earlier than the date which is six months following such Specified Employee’s Separation from Service for any reason other than death or Disability.

10.3 Deferral of DSUs. The terms of a DSU grant may provide for the elective deferral of receipt of a DSU in accordance with terms established by the Compensation Committee. Such deferral must be made (i) in the year before the award is made, (ii) within 30 days of initial eligibility under the Plan, (iii) within 30 days of a grant but only if there is at least a 12 month vesting requirement attached to the Award and the deferral election is made at least 12 months before any portion of the Award is scheduled to vest, or (iv) if the Award is subject to attainment of Performance Goals, at least 6 months prior to the date the applicable performance period for such Performance Goal ends. Such deferral also must defer receipt of the DSU for a period of no less than five (5) years after the date upon which the DSU would vest absent such election. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code and guidance thereunder, distributions of Common Stock underlying a DSU made to a Specified Employee upon a Separation from Service shall not be made earlier than the date which is six months following such Specified Employee’s Separation from Service for any reason other than death or Disability.

10.4 Certificates; Shareholder Rights; Dividends. A Share certificate shall not be issued to the Grantee prior to vesting or the expiration of any applicable deferral period under section 10.3. Prior to the date a Share is issued, a Grantee shall not have the right to vote the shares or receive dividends. However, the Committee may provide for payments that are equal to the amount of the dividends which are otherwise payable with respect to unvested or deferred DSUs (“Dividend Equivalents”) provided that such Dividend Equivalents shall be subject to the same restrictions as the underlying DSU.

10.5 Non-Transferability. A DSU Grantee may not sell, transfer, assign or in any other way convey or encumber a DSU

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11	Claims Procedure. With respect to Phantom Shares and Deferred Stock Units, but only to the extent ERISA is applicable to such Award, the Company shall administer a claims procedure as follows:

11.1 Initial Claim. A Participant or his or her beneficiary who believes that he or she is entitled to benefits under the Plan (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Committee.

11.2 Procedure for Review. The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under section 2520.104b-1(c) of Title 29 of the Code of Federal Regulations.

11.3 Claim Denial Procedure. If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefore, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

11.4 Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with section 2560.503-1(m)(8) of Title 29 of the Code of Federal Regulations. The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.5 Decision on Appeal. The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with section 2560-1(m)(8)) of Title 29 of the Code of Federal Regulations and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

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12.	TAX WITHHOLDING.

12.1 In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require a Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Stock or DSUs, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

12.2 Share Withholding.

a) Upon the exercise of an Option, the Participant may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

b) Upon the lapsing of restrictions on Restricted Stock or DSUs (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

12.3 Withholding Required.

Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of an Option or SAR, (ii) the lapsing of restrictions on DSUs or Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Shares.

For purposes of this Section 12, the “Company” shall include the Company, its Subsidiaries and its Affiliates, as applicable.

13.	REGULATIONS AND APPROVALS.

13.1 The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

13.2 The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

13.3 Each Award (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any

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governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of an Award or no payment shall be made or Shares issued in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

13.4 In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13.5 Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

14.	INTERPRETATION AND AMENDMENTS, OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which an Award shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Board (or the Committee, if such power is so delegated by the Board) may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board (or the Committee, if such power is so delegated by the Board) may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

Employee Stock Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a stock option exchange program, pursuant to which certain outstanding stock options granted pursuant to the Plan and the Company’s 1999 Equity Compensation Plan, as amended and restated from time to time (the “1999 Plan”), could, at the election of the person holding such stock options, be tendered to the Company for cancellation in exchange for the issuance of a smaller number of Options with a lower exercise price, provided that such stock option exchange offer is commenced within twelve months after the date of such shareholder approval (the “Exchange”). Approval of the Exchange by the shareholders will also constitute approval of an increase in the number of shares authorized for issuance under Section 5.1 of the Plan by 2,989,114 shares; provided, however, that such additional shares may be used solely in connection with the Exchange and, to the extent not used will be cancelled and will not be available for future grant. All Shares underlying stock options (whether granted under the Plan or the 1999 Plan) that are cancelled in connection with the Exchange will be cancelled and no such Shares will be made available for future grant.

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15.	CHANGES IN CAPITAL STRUCTURE; CHANGE IN CONTROL.

15.1 Changes in Capital Structure.

a) If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x)	the maximum aggregate number of Shares which may be made subject to Awards under the Plan, shall be appropriately adjusted by the Committee; and/or

(y)	the Committee shall take any such action as in its judgment shall be necessary to preserve the Participants’ rights in their respective Awards substantially proportionate to the rights existing in such Awards prior to such event, including, without limitation, adjustments in (A) the number of Awards granted, (B) the number and kind of shares or other property to be distributed in respect of Awards, (C) the Option Price (or exercise price of a SAR), and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15.1(a) had the event related to the Company.

b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 8, including depositing the certificates therefore with the Company together with a stock power and bearing a legend as provided in Section 8.2(a).

c) If the Company shall be consolidated or merged with another corporation, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 8.3(a) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 8.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 8.3(a), and the certificates therefore or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 8.2(a).

15.2 Change in Control.

a) Options and SARs. Upon a Change in Control, unless otherwise provided by the Committee or in an Award Agreement, the Committee, in its discretion, may take one or more of the following actions with respect to all Options and SARs that are outstanding and unexercised as of such Change in Control: (i) accelerate the vesting and exercisability of all such Options and/or SARs to the extent unvested and unexercisable, such that all outstanding Options and/or SARs are fully vested and exercisable, (ii) cancel all outstanding vested Options and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the Option or SAR, as applicable, as of the date of the Change in Control over the Option Price in the case of an Option, or the exercise price in the case of a SAR, of such portion, (iii) terminate all Options and/or SARs immediately prior to the Change in Control, provided that the Company provide the Participant an opportunity to exercise such Options and/or SARs, as applicable, within a specified period following the Participant’s receipt of a written notice of such Change in Control and of the Company’s intention to terminate such Options and/or SARs, as applicable, prior to such Change in Control, or (iv) require the successor corporation, following a Change in Control if the Company does not survive such Change in Control, to assume all outstanding Options and/or SARs and to substitute such Options and/or SARs, as applicable, with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of such Participants with respect to such Awards.

b) Other Awards. Upon a Change in Control, all Restricted Stock, Phantom Shares and DSU grants that are outstanding may, at the discretion of the Committee, become immediately and fully vested. Unless otherwise provided in an applicable Award Agreement, upon a Change in Control, all vested Phantom Shares and DSU grants shall be distributed in a single sum payment. Notwithstanding the foregoing, payment of vested Phantom Shares and DSU grants may be delayed in connection with the Change in Control to the extent permitted under Section 409A of the Code.

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15.3 Committee Authority. The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

16.	MISCELLANEOUS.

16.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, its Subsidiaries or its Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates and its stockholders to terminate the individual’s employment or other service at any time.

16.2 No Fiduciary Relationship.

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Subsidiaries or Affiliates, or any of their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries, its Affiliates or any other person or entity, on the other.

16.3 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.3.

16.4 Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

16.5 Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

16.6 Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

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INTERSIL CORPORATION

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 6, 2009

The undersigned holder of common stock of INTERSIL CORPORATION, a Delaware corporation, hereby appoints David B. Bell and Vern Kelley with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of Intersil Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the Company’s headquarters, located at 1001 Murphy Ranch Road, Milpitas, California 95035, on October 6, 2009 at 8:00 a.m., local time, and at any and all adjournments and postponements thereof, as follows:

SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

[INSERT INTERSIL PROXY HEADER]

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.

INTERSIL CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. To approve the amendment to Intersil’s 2008 Equity Compensation Plan to increase the number of shares authorized for issuance to 17,300,000, an increase of 5,000,000 shares.	☐ FOR		☐ ABSTAIN	☐ AGAINST

3. To approve an employee stock option exchange program and an amendment to Intersil’s 2008 Equity Compensation Plan to permit the stock option exchange program.	☐ FOR		☐ ABSTAIN	☐ AGAINST

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐ Yes	☐ No

Signature [Please sign within the box]	Date	Signature (Joint Owners)	Date